Exhibit 10.5

BRIDGECREST LENDING AUTO SECURITIZATION TRUST 2026-4

AMENDED AND RESTATED
TRUST AGREEMENT

between

BRIDGECREST AUTO FUNDING LLC,
as the Depositor

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Owner Trustee

Dated as of October 22, 2026

-i-	Amended and Restated Trust Agreement (BLAST 2026-4)

(continued)

-ii-	Amended and Restated Trust Agreement (BLAST 2026-4)

(continued)

Exhibit A – Form of Certificate

Exhibit B – Form of Registration of Certificate Transfer Direction Letter

Exhibit C – Form of No Effectively Connected Income Certification

-iii-	Amended and Restated Trust Agreement (BLAST 2026-4)

This AMENDED AND RESTATED TRUST AGREEMENT is made as of October 22, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement” or this “Trust Agreement”) between BRIDGECREST AUTO FUNDING LLC, a Delaware limited liability company, as the depositor (the “Depositor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (not in its individual capacity, but solely in its capacity as owner trustee, together with its successors and assigns in such capacity, the “Owner Trustee”, and in its individual capacity, together with its successors and assigns in such capacity and any other Person that may serve as owner trustee, “Wilmington Trust”).

RECITALS

WHEREAS, the Depositor and the Owner Trustee entered into that certain trust agreement dated as of December 2, 2025 (the “Original Trust Agreement”) and filed a certificate of trust (the “Certificate of Trust”) with the Secretary of State of the State of Delaware (the “Secretary of State”), pursuant to which the Issuer (as defined below) was created; and

WHEREAS, in connection with the issuance of the Notes, the parties have agreed to amend and restate the Original Trust Agreement;

NOW THEREFORE, IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Capitalized Terms. Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”) between the Issuer, the Grantor Trust, the Depositor, as seller, the Servicer, Computershare Trust Company, National Association, as Standby Servicer and as Indenture Trustee.

SECTION 1.2. Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (i) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms.

Amended and Restated Trust Agreement
(BLAST 2026-4)

ARTICLE II

ORGANIZATION

SECTION 2.1. Name. The trust created under the Original Trust Agreement shall be known as “Bridgecrest Lending Auto Securitization Trust 2026-4” (the “Issuer”), in which name the Owner Trustee, the Administrator or the Servicer (to the extent set forth in the Transaction Documents) each shall have the power and authority to, and each is hereby authorized and empowered to, and may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued.

SECTION 2.2. Office. The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders, the Depositor and the Administrator.

SECTION 2.3. Purposes and Powers. The purpose of the Issuer is, and the Issuer shall have the power and authority and is hereby authorized and empowered, without the need for further action on the part of the Depositor, to engage in the following activities:

(a)            to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement;

(b)            to make payments of interest on and principal of the Notes and to make distributions to the Certificateholders;

(c)            to sell, transfer and exchange the Notes and the Certificates to the Depositor;

(d)            to acquire, hold and manage the Grantor Trust Certificate and the other assets of the Issuer;

(e)            to acquire the property and assets set forth in the Sale and Servicing Agreement from the Depositor pursuant to the terms thereof;

(f)             to make deposits to and withdrawals, directly or indirectly, from the Collection Account and the Reserve Account;

(g)            to pay the organizational, start-up and transactional expenses of the Issuer;

2	Amended and Restated Trust Agreement (BLAST 2026-4)

(h)            to form the Grantor Trust, enter into, execute, deliver and perform its obligations under the Grantor Trust Agreement, and to convey the Grantor Trust Estate to the Grantor Trust pursuant to the Receivables Contribution Agreement;

(i)             to assign, Grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders any portion of the Trust Estate released from the lien of, and remitted to the Issuer pursuant to, the Indenture;

(j)             to enter the Transaction Documents to which it is a party and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party;

(k)             to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including entering into an accession agreement; and

(l)             subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders and payments to the Noteholders.

Each of the Owner Trustee and the Administrator, as applicable, shall have the power and authority to, and each is hereby authorized and empowered, in the name of and on behalf of the Issuer, to do or cause to be done, all acts and things necessary, appropriate, or convenient to cause the Issuer to engage in the foregoing activities. Neither the Issuer nor any Person acting on behalf of the Issuer shall engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.

SECTION 2.4. Appointment of the Owner Trustee. The Depositor hereby appoints Wilmington Trust as the Owner Trustee of the Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein. Wilmington Trust accepts such appointment.

SECTION 2.5. Declaration of Trust.

(a)            The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Issuer under the Transaction Documents. It is the intention of the parties hereto that the Issuer constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for United States federal income or state and local income, franchise and value added tax purposes, the Issuer will be a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code and the Notes will be characterized as debt. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will not file or cause to be filed annual or other necessary returns, reports or other forms consistent with the characterization of the Issuer as an entity other than a grantor trust. The parties further agree, unless otherwise required by appropriate taxing authorities or by law, not to take any action or, direct any other party to take any action, inconsistent therewith, including, but not limited to, modifying, or directing any other party to modify, the terms of a Receivable unless the modification is a Permitted Modification. In furtherance of the foregoing, (i) the purpose of the Issuer shall be to protect and conserve the assets of the Issuer, and the Issuer shall not at any time engage in or carry on any kind of business for United States federal income tax purposes or any kind of commercial activity and (ii) the Issuer and Owner Trustee (upon written direction from the Certificateholders) (and any agent of either person) shall take, or refrain from taking, all such action as is necessary to maintain the status of the Issuer as a grantor trust for United States federal income tax purposes. Notwithstanding anything to the contrary in this Agreement or otherwise, neither the Issuer nor the Owner Trustee (nor any agent of either person) shall (1) acquire any assets or dispose of any portion of the Issuer other than pursuant to the specific provisions of this Agreement, (2) vary the investment of the Certificateholders within the meaning of Treasury Regulation Section 301.7701-4(c) or (3) substitute new investments or reinvest so as to enable the Issuer to take advantage of variations in the market to improve the investment of any Certificateholder. The provisions of this Agreement shall be interpreted consistently with and to further this intention of the parties. In the event that the Issuer ceases to be treated as a grantor trust and is deemed to have more than one beneficial owner for United States federal income tax purposes, the Issuer will file returns, reports and other forms consistent with the characterization of the Issuer as a partnership (that is not treated as a publicly traded partnership), this Agreement may be amended to include such provisions as may be required under Subchapter K of the Code, and the provisions of Sections 2.5(b) through (f) shall apply. No election will be made by or on behalf of the Issuer to be classified as an association taxable as a corporation for United States federal income tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Statutory Trust Statute with respect to accomplishing the purposes of the Issuer. It is the intention of the parties hereto that except as expressly stated herein, the affairs of the Issuer shall be managed by the Administrator pursuant to the Administration Agreement. The Certificate of Trust was heretofore filed with the Secretary of State as required by Section 3810(a) of the Statutory Trust Statute, such filing hereby being ratified and approved in all respects, and the Owner Trustee shall have power and authority, and is hereby authorized and empowered, to execute, deliver and file any other certificate required under the Statutory Trust Statute to be filed with the Secretary of State. Notwithstanding anything herein or in the Statutory Trust Statute to the contrary, it is the intention of the parties hereto that (i) the Issuer constitute a “business trust” within the meaning of Section 101(9)(A)(v) of the Bankruptcy Code and (ii) the Issuer be and remain a separate legal entity under Delaware law.

3	Amended and Restated Trust Agreement (BLAST 2026-4)

(b)            Notwithstanding anything to the contrary in this Agreement and in the event that the Issuer ceases to be treated as a grantor trust, with respect to each taxable year (or portion thereof) in which the Issuer is classified and treated as a partnership for U.S. federal income tax purposes:

(1)            (i) A capital account (“Capital Account”) will be maintained by the Issuer for each Certificateholder with respect to all items of income, deduction, gain, loss or credit and such items will be allocated to such Capital Accounts in a manner consistent with Section 704 of the Code and (ii) without limiting the foregoing, upon liquidation of the Issuer or at such time as a Certificateholder ceases to hold any Certificates in the Issuer, liquidating distributions will be made in accordance with the Capital Account balances of the Certificateholders (as determined after taking into account all required Capital Account adjustments for the financial year during which such liquidation occurs) by the later of the end of the financial year or the date which is 90 days after the date of such liquidation. The provisions of this Section 2.5 relating to Capital Accounts are intended to comply with such provisions and related provisions issued with respect to Section 704 of the Code and shall be interpreted consistently therewith. The Issuer shall have the power and authority to make such adjustments to the Certificateholder’s Capital Accounts as may be required to cause the allocations made by the Issuer to comply with such provisions.

4	Amended and Restated Trust Agreement (BLAST 2026-4)

(2)            At least once each taxable year of the Issuer for U.S. federal income tax purposes (as determined under Section 706 of the Code, a “Fiscal Year”), after adjusting each Certificateholder’s Capital Account for all contributions and distributions with respect to such Fiscal Year, the Issuer shall allocate all profits and losses and items thereof in the following order of priority: (i) first, profits and losses and items thereof shall be allocated in the manner and to the extent provided by (A) Treasury Regulation Section 1.704-1(b)(4), (B) Treasury Regulation Section 1.704-1(b)(2) (to comply with the substantial economic effect safe harbors), including, without limitation, Treasury Regulation Section 1.704-1(b)(2)(ii)(d) (the “qualified income offset”) and Treasury Regulation Section 1.704-1(b)(2)(iv) (capital accounting requirements), and (C) Treasury Regulation Section 1.704-2, including, without limitation, Treasury Regulation Sections 1.704-2(e) (provided that allocations pursuant to Treasury Regulation Section 1.704-2(e) shall be made to the Certificateholders pro rata in accordance with the capital each Certificateholder has contributed to the Issuer), 1.704-2(i)(2), and 1.704-2(i)(4); and (ii) all remaining profits and losses and items thereof shall be allocated to the Certificateholders’ Capital Accounts in a manner such that, after such allocations have been made, the balance of each Certificateholder’s Capital Account (which may be a positive, negative, or zero balance) shall equal (A) the amount that would be distributed to such Certificateholder, determined as if the Issuer were to sell all of its assets for the Section 704(b) Book Value (as defined below) thereof and distribute the proceeds thereof (net of any sales commissions and other similar transaction fees and payments required to be made to creditors) pursuant to the relevant legal documents setting forth such distributions, minus (B) the sum of (I) such Certificateholder’s share of the “partnership minimum gain” (as determined under Treasury Regulation Sections 1.704-2(d) and (g)(3)) and “partner minimum gain” (as determined under Treasury Regulation Section 1.704-2(i)), and (II) the amount, if any, that such Certificateholder is obligated (or is deemed for U.S. federal income tax purposes to be obligated) to contribute, in its capacity as a Certificateholder, to the capital of the Issuer as of the last day of such Fiscal Year. For purposes of this Section 2.5, (i) the term “Section 704(b) Book Value” means, with respect to any Issuer property, the Issuer’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Sections 1.704-1(b)(2)(iv)(d) through (g), provided that on the date of the contribution of an asset to the Issuer, the Section 704(b) Book Value of any asset contributed to the Issuer shall be equal to the fair market value of such asset on the date of such contribution, (ii) the term “Treasury Regulation” means Treasury Regulations, and (iii) the term “profits and losses” shall mean the items of profit and loss of the Issuer (including separately stated items) as computed under Treasury Regulation Section 1.704-1(b)(2)(iv).

5	Amended and Restated Trust Agreement (BLAST 2026-4)

(3)            If a tax authority successfully asserts that the Restricted Notes should be treated as equity interests in such partnership, then (1) allocations in respect of such Restricted Notes, as applicable, shall consist of items of gross income in respect of interest payable on such Restricted Notes, and allocations of items of loss in respect of losses attributable to such Restricted Notes (and gross items of income or gain in respect of recoveries of such losses), and (2) in the event that such treatment is not respected by an applicable final judicial or administrative determination, interest payable on such Restricted Notes shall be treated as guaranteed payments within the meaning of Section 707(c) of the Code and no other items shall be allocated in respect of such Restricted Notes other than items of loss in the case of losses attributable to such Restricted Notes (and gross items of income or gain in respect of recoveries of such losses). In addition, if a tax authority successfully asserts that the Restricted Notes should be treated as equity interests in the Issuer, upon any subsequent transfer of a Restricted Note, the transferee of such Restricted Note shall comply with Section 1446(f) of the Code (including with respect to deducting and withholding from the purchase price paid in respect of such Note unless the transferee obtained a certificate providing for an exemption from such withholding). Further, the Administrator on behalf of the Issuer is authorized to modify the allocations in this paragraph if necessary or appropriate for the allocations to fairly reflect the economic income, gain or loss to the persons deemed to be partners or otherwise comply with the requirements of the Code.

(4)            Except as provided in this Section 2.5(e), each item of taxable income, gain, loss, deduction, or credit shall be allocated in the same manner as its correlative item of “book” items allocated pursuant to Section 2.5(d). In accordance with Section 704(c)(1)(A) of the Code (and the principles thereof) and Treasury Regulation Section 1.704-3, income, gain, loss and deduction with respect to any property contributed to the capital of the Issuer, or after Issuer property has been revalued under Treasury Regulation Section 1.704-1(b)(2)(iv)(f), shall, solely for U.S. federal, state and local tax purposes, be allocated among the Certificateholders so as to take into account any variation between the adjusted basis of such Issuer property to the Issuer for U.S. federal income tax purposes and its value as so determined at the time of the contribution or revaluation of Issuer property.

(5)            The Depositor or Administrator may, each in their sole discretion, cause the Issuer to make an election under Section 754 of the Code.

SECTION 2.6. Organizational Expenses; Liabilities of the Holders.

(a)            The Servicer shall pay organizational expenses of the Issuer as they may arise.

(b)            No Certificateholder (including the Depositor if the Depositor becomes a Certificateholder) shall have any personal liability for any liability or obligation of the Issuer.

6	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 2.7. Title to the Trust Estate. Legal title to all the Trust Estate shall be vested at all times in the Issuer as a separate legal entity.

SECTION 2.8. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(a)            Existence and Power. The Depositor is a Delaware limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority required to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party and the Underwriting Agreement. The Depositor has obtained all necessary licenses and approvals in each jurisdiction where it does business and where the failure to do so would materially and adversely affect the ability of the Depositor to perform its obligations under the Transaction Documents and the Underwriting Agreement.

(b)            Authorization and No Contravention. The execution, delivery and performance by the Depositor of each Transaction Document to which it is a party and the Underwriting Agreement (i) have been duly authorized by all necessary action on the part of the Depositor and (ii) to its knowledge, do not violate or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement to which the Depositor is a party or by which its properties are bound (other than violations of such laws, rules, regulations, organizational instruments, agreements or documents which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Depositor’s ability to perform its obligations under, the Transaction Documents to which it is a party or the Underwriting Agreement).

(c)            No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Depositor of any Transaction Document other than UCC filings and other than (i) approvals and authorizations that have previously been obtained and filings which have previously been made and (ii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the ability of the Depositor to perform its obligations under the Underwriting Agreement or the Transaction Documents to which it is a party.

(d)            Binding Effect. Each of the Transaction Documents to which the Depositor is a party and the Underwriting Agreement constitutes the legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable the rights of creditors of limited liability companies from time to time in effect or by general principles of equity or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

7	Amended and Restated Trust Agreement (BLAST 2026-4)

(e)            No Proceedings. There are no actions, orders, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents or (iii) seek any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under this Agreement or any of the other Transaction Documents.

(f)            Compliance with Withholding Tax Rules. To the best of the Depositor’s knowledge, as of the date hereof, no amounts are required to be deducted or withheld pursuant to FATCA with respect to payments to be made to the Certificateholders hereunder or under the Sale and Servicing Agreement. If the Depositor has actual knowledge that withholding tax under FATCA applies with respect to one or more payments on a Certificate, the Depositor will notify the Owner Trustee, the Administrator, the Indenture Trustee and the Certificate Paying Agent of such fact.

SECTION 2.9. Situs of Issuer. The Issuer shall be located in the State of Delaware (it being understood that the Issuer may have bank accounts located and maintained outside of Delaware).

SECTION 2.10. Covenants of the Certificateholders. Each Certificateholder, by becoming an owner of a Certificate and beneficial owner of the Issuer, hereby acknowledges and agrees (a) that the Certificateholder is subject to the terms, provisions and conditions of the Certificate and this Agreement, to which the Certificateholder agrees to be bound; and (b) that it shall not take any position in such Certificateholder’s tax returns inconsistent with Section 2.5 herein and Section 2.14 of the Indenture.

ARTICLE III

CERTIFICATES AND TRANSFER OF CERTIFICATES

SECTION 3.1. Initial Ownership. Upon the formation of the Issuer and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Issuer, and upon the issuance of the Certificates, the Depositor will no longer be a beneficiary of the Issuer, except to the extent that the Depositor is a Certificateholder.

SECTION 3.2. Authorization of the Certificates. Concurrently with the sale of the Transferred Assets to the Issuer pursuant to the Sale and Servicing Agreement, at the written direction of the Depositor, (a) one or more Book-Entry Certificates shall be executed by the Owner Trustee on behalf of the Issuer and authenticated and delivered by the Certificate Registrar in the name of Cede & Co. or (b) one or more Definitive Certificates shall be executed by the Owner Trustee on behalf of the Issuer and authenticated and delivered by the Certificate Registrar to or upon the written order of the Depositor. The Certificates shall in the aggregate represent 100% of the Percentage Interest in the Issuer and shall be fully paid and nonassessable. The signature of the Owner Trustee on behalf of the Issuer on the Certificates may be manual or facsimile.

8	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 3.3. Book-Entry Certificates.

(a)            The Certificates, upon original issuance, may be issued, substantially in the form of Exhibit A hereto, representing the Certificates to be delivered to the Certificate Registrar, as initial agent for the Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Certificates shall be issued in an aggregate nominal principal amount of $100,000 (which shall be deemed to be the equivalent of 100,000 units), and all beneficial interests in the Book-Entry Certificates shall be owned, in the minimum principal amount of $5,000 and integral multiples of $1 in excess thereof. The Issuer shall not issue any Certificate that would cause the aggregate nominal principal amount of all Certificates to exceed $100,000, or 100,000 units, without the prior written consent of all Certificateholders. No distributions of moneys to the Certificateholders under the Transaction Documents shall be deemed to reduce the nominal principal amount of any Certificate prior to payment in full of all Notes; provided, however, that the final aggregate $100,000 distributed to the Certificateholders under the Transaction Documents upon final distribution of the Trust Estate and termination of the Issuer pursuant to Sections 9.1 and 9.2 shall be deemed to repay the aggregate nominal principal amount of the Certificates in full; provided, further, that any failure to pay in full the nominal principal amount of a Certificate on such final distribution date shall not result in any recourse to, claim against or liability of any Person for such shortfall. Any amounts payable to the Certificateholders on or in respect of the Certificates under the Transaction Documents shall be paid and allocated to the various Certificateholders ratably based on their respective Percentage Interests. Unless the Depositor directs otherwise pursuant to Section 3.2, such Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC as the initial Clearing Agency, and no Certificateholder will receive a Definitive Certificate representing such Certificateholder’s interest in such Certificate, except as provided in Section 3.5. Unless and until definitive, fully registered Certificates (the “Definitive Certificates”) have been issued to the applicable Certificateholders pursuant to Section 3.2 or 3.5:

(i)  the provisions of this Section 3.3 shall be in full force and effect;

(ii)  the Certificate Registrar, the Certificate Paying Agent, the Indenture Trustee and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the distribution or payment of amounts distributable or payable under the Transaction Documents and the giving of instructions or directions hereunder) as the sole Certificateholders, and shall have no obligation to the Certificate Owners;

(iii)  to the extent that the provisions of this Section 3.3 conflict with any other provisions of this Agreement, the provisions of this Section 3.3 shall control;

(iv)  the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 3.5, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments due under the Transaction Documents with regard to the Certificates to such Clearing Agency Participants;

9	Amended and Restated Trust Agreement (BLAST 2026-4)

(v)  whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders evidencing a specified percentage of the Percentage Interest, the Clearing Agency shall deliver instructions to the Owner Trustee only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates;

(vi)  owners of a beneficial interest in a Book-Entry Certificate will not be entitled to have any portion of a Book-Entry Certificate registered in their names and will not be considered to be the Certificate Owners or Certificateholders of any Certificates under this Agreement; and

(vii)  payments on a Book-Entry Certificate will be made to the Clearing Agency, or its nominee, as the registered owner thereof, and none of the Issuer, the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Certificate or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

(b)            Notwithstanding any provision to the contrary herein, so long as a Book-Entry Certificate remains outstanding and is held by or on behalf of the Clearing Agency, transfers of a Book-Entry Certificate, in whole or in part, shall only be made in accordance with Section 3.3(a). Subject to clauses (i) through (iii) of Section 3.3(a), transfers of a Book-Entry Certificate shall be limited to transfers of such Book-Entry Certificate in whole, but not in part, to a nominee of the Clearing Agency or to a successor of the Clearing Agency or such successor’s nominee.

In the event that a Book-Entry Certificate is exchanged for one or more Definitive Certificates pursuant to Section 3.5, such Certificates may be exchanged for one another only in accordance with the provisions of this Agreement and with such procedures as may be from time to time adopted by the Issuer, the Owner Trustee and the Certificate Registrar.

SECTION 3.4. Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.5, the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent, as applicable, shall give all such notices and communications specified herein to be given to the Certificateholders to the Clearing Agency, and shall have no obligation to the Certificate Owners.

10	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 3.5. Definitive Certificates.

(a)            If (i) the Depositor advises the Owner Trustee and the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Owner Trustee and the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, then the Clearing Agency shall notify all Certificate Owners and the Certificate Paying Agent of the occurrence of any such event and of the availability of Definitive Certificates representing the Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by re-registration instructions, the Certificate Registrar shall promptly notify the Owner Trustee thereof, and the Owner Trustee shall execute, in the name of and on behalf of the Issuer, and the Certificate Registrar shall register, authenticate and deliver the Definitive Certificates representing the Certificates in accordance with the instructions of the Clearing Agency. None of the Issuer, Certificate Registrar, the Indenture Trustee or the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates representing the Certificates, the Owner Trustee, the Certificate Registrar, the Certificate Paying Agent and the Indenture Trustee shall recognize such Holders of the Definitive Certificates, as reflected on the Certificate Register, as the applicable Certificateholders.

(b)            Subject to the transfer restrictions contained herein and in the Certificates, any Holder of a Definitive Certificate may transfer all or any portion of the Percentage Interest (subject to the requirements set forth in Sections 3.3 and 3.7) evidenced by such Certificate upon surrender thereof to the Certificate Registrar accompanied by the documents required by this Section 3.5. Such transfer may be made by a registered Certificateholder in person or by such Certificateholder’s attorney duly authorized in writing upon surrender of the Certificate to the Certificate Registrar accompanied by (i) a written instrument of transfer in the form of the “Assignment” attached to the Form of Certificate attached hereto as Exhibit A and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Certificate Registrar may reasonably require, (ii) an executed direction letter regarding registration of such transfer in the form attached hereto as Exhibit B, and (iii) the documents required by Section 3.7(c) hereof. Promptly upon the receipt of such documents and receipt by the Certificate Registrar of the transferor’s Certificate, the Certificate Registrar shall record the name of such transferee as a Certificateholder and its Percentage Interest in the Certificate Register, and shall notify the Owner Trustee thereof, whereupon the Owner Trustee shall execute, in the name of and on behalf of the Issuer, and the Certificate Registrar shall authenticate and deliver to such Certificateholder, a Certificate evidencing such Percentage Interest. In the event a transferor transfers only a portion of its Percentage Interest, the Owner Trustee shall execute, in the name of and on behalf of the Issuer, and the Certificate Registrar shall register, authenticate and deliver to such transferor, a new Certificate evidencing such transferor’s new Percentage Interest and the Owner Trustee shall execute, in the name of and on behalf of the Issuer, and the Certificate Registrar shall register, authenticate and deliver to such transferee, a new Certificate evidencing such transferee’s Percentage Interest. Subsequent to each transfer of a beneficial interest and upon the issuance of the new Certificate or Certificates, the Certificate Registrar shall cancel and destroy in accordance with its customary practices the Certificate surrendered to it in connection with such transfer. The Owner Trustee, the Certificate Registrar and the Indenture Trustee shall treat, for all purposes whatsoever (other than as required by Section 3.7 or under applicable law), the Person in whose name any Certificate is registered as the owner of the Percentage Interest evidenced by such Certificate without regard to any notice to the contrary.

11	Amended and Restated Trust Agreement (BLAST 2026-4)

Definitive Certificates will not be eligible for clearing or settlement through DTC, Euroclear or Clearstream.

SECTION 3.6. Registration of the Certificates. Computershare Trust Company, National Association as an agent of the Issuer, in its capacity as “Certificate Registrar” (the “Certificate Registrar”) shall maintain at its Corporate Trust Office, or at the office of any agent appointed by it and approved in writing by the Certificateholders at the time of such appointment, a register (the “Certificate Register”) for the registration and transfer of any Certificate. Prior to the due presentment for registration of transfer of any Certificate, the Owner Trustee, the Indenture Trustee and the Certificate Registrar or any agent of the Owner Trustee, the Indenture Trustee or the Certificate Registrar shall treat the Person in whose name any Certificate is registered (as of the applicable Record Date) as the owner of such Certificate for the purpose of receiving distributions on such Certificate and for all other purposes whatsoever. For the avoidance of doubt, a Certificate is not negotiable, and the records maintained by the Certificate Registrar in the Certificate Register with respect to each Certificate and its related registered owner are intended to cause the Certificates to be issued in registered form, within the meaning of Treasury Regulation Section 5f.103-1(c) (and any successor provision), and shall record (a) the Percentage Interest evidenced by each Certificate and (b) all distributions made to each Certificateholder with respect to the Issuer’s assets. The entries in the Certificate Register shall be conclusive absent manifest error.

SECTION 3.7. Transfer of the Certificates.

(a)            A Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in the related Certificate, subject to the restrictions set forth in Section 3.5 and this Section 3.7. By accepting and holding a Certificate (or any interest therein), the holder thereof (and, if the holder is a Plan, its fiduciary) shall be deemed to have represented and warranted that it is not, and is not acquiring and will not hold the Certificate (or any interest therein) on behalf of or with any assets of, a Benefit Plan or Plan that is subject to Similar Law. Subject to the transfer restrictions contained herein and in the Certificate, each Certificateholder may transfer all or any portion of the Percentage Interest evidenced by such Certificate (1) upon delivery to the Certificate Registrar of the documents required by Section 3.5 and this Section 3.7, (2) in the case such transfer is the initial transfer of a Certificate (or beneficial interest therein) to a Person that is not the Depositor for U.S. federal income tax purposes, then only if both (x) at least 50% of the Certificates or beneficial interest therein are so transferred to such a Person(s) and (y) a nationally recognized law firm renders an opinion of counsel substantially to the effect that, subject to the assumptions and qualifications therein, for United States federal income tax purposes, while the matter is not free from doubt, to the extent the Issuer is not wholly owned by a single taxpayer for U.S. federal income tax purposes, the activities of the Issuer itself should not cause it to be considered to be engaged in a United States trade or business, (3) and, in the case of a Definitive Certificate, surrender of such Definitive Certificate to the Certificate Registrar. Such transfer may be made by a registered Certificateholder in person or by such Certificateholder’s attorney duly authorized in writing upon (i) in the case of a Definitive Certificate, surrender of such Certificate to the Certificate Registrar accompanied by (x) a written instrument of transfer in the form of the “Assignment” attached to the Form of Certificate attached hereto as Exhibit A and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Certificate Registrar may reasonably require and (y) an executed direction letter regarding registration of such transfer in the form attached hereto as Exhibit B, and (ii) delivery of the documents required by clause (c) of this Section 3.7 and such other documentation as may be required by the Certificate Registrar or the Owner Trustee to comply with Applicable Law (as defined in Section 7.8). No transfer will be effectuated hereunder by the Certificate Registrar or the Owner Trustee unless each of the Certificate Registrar and the Owner Trustee has received the transfer documentation required by it hereunder. Promptly upon the receipt of such documents and, in the case of a Definitive Certificate, receipt by the Certificate Registrar of the transferor’s Certificate, the Certificate Registrar shall record the name of such transferee as a Certificateholder and its Percentage Interest in the Certificate Register and, in the case of a Definitive Certificate, shall notify the Owner Trustee thereof, whereupon the Owner Trustee shall execute, in the name of and on behalf of the Issuer, and the Certificate Registrar shall authenticate and deliver, to such Certificateholder a Certificate evidencing such Percentage Interest. As a condition precedent to any registration of transfer under this Section 3.7, the Certificate Registrar may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with such transfer. In the event a transferor transfers only a portion of its Percentage Interest, the Owner Trustee shall execute, in the name of and on behalf of the Issuer, and the Certificate Registrar shall register, authenticate and deliver to such transferor, a new Certificate evidencing such transferor’s new Percentage Interest. Subsequent to a transfer and upon the issuance of a new Definitive Certificate or Definitive Certificates, the Certificate Registrar shall cancel and destroy the Definitive Certificate surrendered to it in connection with such transfer. Unless otherwise provided under applicable law, the Owner Trustee, the Certificate Registrar and the Indenture Trustee shall treat the Person in whose name any Certificate is registered as the sole owner of the beneficial interest in the Issuer evidenced by such Certificate, without regard to any notice to the contrary.

12	Amended and Restated Trust Agreement (BLAST 2026-4)

(b)            Each Certificateholder and, if different, each Certificate Owner, shall deliver to the Owner Trustee, the Administrator and the Certificate Paying Agent on or prior to the date on which such Certificateholder or Certificate Owner becomes a Certificateholder or Certificate Owner under this Agreement a correct, complete and properly executed Internal Revenue Service Form W-9 or Internal Revenue Service Form W-8 (other than an Internal Revenue Service Form W-8ECI or an Internal Revenue Service Form W-8IMY with any Internal Revenue Service Form W-8ECI attached), as applicable, or any successors to such IRS forms or other reasonable information or certification requested by the Owner Trustee, the Administrator or the Certificate Paying Agent (x) to permit the applicable withholding agent (including the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent) to make payments to such owner without withholding (including any FATCA withholding tax), (y) to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets, or (z) to enable the applicable withholding agent (including the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent) to satisfy any reporting or other obligations under any applicable tax law (including FATCA), and will update or replace such form, certification or other information as necessary in accordance with its terms or its subsequent amendments (and in no event shall provide an IRS Form W-8ECI or IRS Form W-8IMY with any IRS Form W-8ECI attached).

13	Amended and Restated Trust Agreement (BLAST 2026-4)

(c)            By accepting and holding a Certificate (or any interest therein), each transferee or purchaser of a Certificate (other than a U.S. corporate Affiliate of the Depositor, or disregarded entity thereof) shall be deemed to have acknowledged, represented and agreed as follows:

(1)            The transferee (and any Person for which it holds Certificates as agent or nominee) has neither acquired nor will it transfer any Certificate it purchases (or any interest therein) or cause any such Certificate (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(2)            If the transferee (and any Person for which it holds Certificates as agent or nominee, collectively for purposes of this paragraph (2), a “transferee”) is a partnership, Subchapter S corporation or grantor trust for United States federal income tax purposes (or a disregarded entity the single owner of which is any of the foregoing), it is not being used with a principal purpose of the arrangement involving such entity’s beneficial interest in any Restricted Notes or any Certificates to permit any partnership to satisfy the 100 partner limitation of Treasury Regulation Section 1.7704-1(h)(1)(ii) necessary for such partnership not to be classified as a publicly traded partnership under the Code.

(3)            The transferee’s beneficial interest in the Certificates (and any interests therein) is not and shall not be less than the minimum principal amount for the certificates set forth in this Agreement, and it does not and will not hold any interest on behalf of any Person whose beneficial interest in such a Certificate is in an amount that is less than the minimum principal amount for such Certificate set forth in this Agreement (in each case, reduced by previous payments to the Certificateholders with respect of principal of such Certificate).

(4)            The transferee has complied with Section 3.7(b) and delivered appropriate tax documentation. Further, in the event of any subsequent transfer of a Certificate (or any interest therein), such owner of a beneficial interest shall comply with Section 1446(f) of the Code (including with respect to deducting and withholding from the purchase price paid in respect of such Certificate unless such owner obtained a certificate providing for an exemption from such withholding).

14	Amended and Restated Trust Agreement (BLAST 2026-4)

(5)            Each registered owner of and, if different, each owner of a beneficial interest in, a Certificate will deliver the applicable IRS forms and information required to be delivered, as described above, on or prior to the date on which such owner becomes registered owner or owner of a beneficial interest in a Certificate under this Trust Agreement and from time to time thereafter as prescribed by applicable law or upon the request of the Certificate Paying Agent.

(6)            Each registered owner of, and, if different, each owner of a beneficial interest in, a Certificate represents to the Issuer and Owner Trustee by acceptance of a Certificate or interest therein that it is not and will not become subject to any FATCA Withholding. In the case of a Certificateholder that is not a U.S. Person and provides a IRS Form W-8BEN or IRS Form W-8BEN-E under Section 3.7(b) in order to claim the benefits of the exemption for portfolio interest under Sections 871 or 881 of the Code (instead of, for example, claiming the benefits of an income tax treaty to which the United States is a party), such Certificateholder (or in the case of a Certificateholder providing IRS Form W-8IMY, the beneficial owner of the Certificate) hereby represents that it is not (i) a “bank” within the meaning of Section 881(c)(3) of the Code, (ii) a “10 percent shareholder” of an obligor on a Receivable within the meaning of Section 871(h) or 881(c)(3) (as the case may be) or (iii) a “controlled foreign corporation” with respect to such an obligor described in Section 881(c)(3) of the Code. In the case of a Certificateholder that is not a U.S. Person, such person represents to the Issuer and Owner Trustee by acceptance of a Certificate or interest therein that it is not acquiring or holding a Certificate or beneficial interest therein in connection with a trade or business within the United States (within the meaning of Section 864 of the Code).

(7)            (A) The transferee shall provide to the Administrator on behalf of the Issuer and the Depositor any further information required by the Issuer to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and (B) if it is not the beneficial owner of a Certificate, such beneficial owner shall provide to the Administrator on behalf of the Issuer and the Depositor any further information required by the Issuer to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and, to the extent the Issuer determines such appointment necessary for it to make an election under Section 6226(a) of the Code (or any corresponding provision of state law), hereby appoints the transferee as its agent for purposes of receiving any notifications or information pursuant to the notice requirements under Section 6226(a)(2) of the Code (and any corresponding provision of state law).

(8)            Unless the Depositor has received an opinion from a nationally recognized tax counsel that the restriction on the proposed acquisition or ownership of a Certificate (or interest therein) described by this paragraph is no longer necessary to conclude that any such acquisition (and subsequent resale of the applicable Notes described below) will not cause the Treasury Regulations under Section 385 of the Code to apply to the applicable Notes described below in a manner that could cause a material adverse tax effect on the Issuer, (A) a Section 385 Certificateholder or potential Section 385 Certificateholder cannot acquire or hold a Certificate (or interest therein) if (i) a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Section 385 Certificateholder or potential Section 385 Certificateholder owns any Notes or (ii) a Section 385 Controlled Partnership of such expanded group owns any Notes and (B) a Section 385 Certificateholder cannot hold a Certificate (or interest therein) if (i) a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Section 385 Certificateholder acquires any Notes from the Issuer or any Affiliate of the Issuer or through the marketplace or (ii) a Section 385 Controlled Partnership of such expanded group acquires any Notes from the Issuer or any Affiliate of the Issuer or through the marketplace. The preceding sentence shall not apply if the holder or potential holder of the applicable Notes is a U.S. corporate member of the same U.S. corporate affiliated group (as defined in Section 1504 of the Code) filing a consolidated federal income tax return that includes each of any applicable related Section 385 Certificateholders (including in the case of a partnership, the relevant “expanded group partner” (as defined in Treasury Regulation Section 1.385-3(g)(12))). If a Certificateholder (or Certificate Owner) fails to comply with the requirements of this paragraph, the Issuer or Depositor is authorized, at its discretion, to compel such Certificateholder (or Certificate Owner) to sell its Certificate (or interest therein) to a Person whose ownership does not result in a failure to comply with this paragraph so long as such sale does not otherwise cause a material adverse tax effect on the Issuer.

15	Amended and Restated Trust Agreement (BLAST 2026-4)

(9)            The transferee (and any Person for which the transferee holds Certificates as agent or nominee) understands that, after the date hereof, a Certificate (or beneficial interest therein) cannot be sold or transferred to a Person that beneficially owns a Note (or interest therein) if such sale or transfer would result in such person beneficially owning more than 99% of the Certificates of the Issuer (and any other interest in the Issuer treated as equity for United States federal income tax purposes).

(10)          The transferee (and any Person for which the transferee holds Certificates as agent or nominee) acknowledges that the Issuer may provide such information and other information concerning its investment in the Certificates to the IRS and that the Issuer has the right under this Trust Agreement to withhold on any beneficial owner of an interest in a Certificate that fails to comply with the foregoing requirements.

(11)          The transferee (and any Person for which the transferee holds Certificates as agent or nominee) understands that any attempted transfer that contravenes any provisions of Section 3.5(b), Section 3.7(c) or Section 3.7(h) shall be a void transfer ab initio. While such a transfer is void ab initio, to the extent necessary, the Issuer has the right to, and may, cause the sale of any Certificates acquired in violation of such Sections above at the cost and risk of the purported owner.  If at any time the Issuer determines or is notified that a purported owner of a Certificate or interest therein, as the case may be, was in breach, at the time given, of any of the representations set forth in such Sections, the Issuer may require that such Certificate or such beneficial interest therein be transferred to a person designated by the Issuer. If the purported transferee fails to transfer such Certificate or such beneficial interests therein within thirty (30) days after notice of the voided transfer, then the Issuer shall cause such purported Certificateholder’s interest (or beneficial owner) to be transferred in a commercially reasonable sale arranged by the Issuer (conducted by the Issuer or an agent of the Issuer in accordance with Section 9-610(b) of the UCC as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Owner Trustee and the Issuer that such transfer would not violate such Sections above.

16	Amended and Restated Trust Agreement (BLAST 2026-4)

(12)           The transferee is either (a) an Affiliate of the Depositor or is acquiring its interest in the Certificates as part of the initial distribution or any redistribution of the Certificates by the Depositor or one of its Affiliates or (b) (1) is a Qualified Institutional Buyer, (2) is aware that the sale of the Certificates (other than a sale of the Certificates by the Depositor or any of its Affiliates as part of the initial distribution or any redistributions of the Certificates by the Depositor or any of its Affiliates) to it is being made in reliance on the exemption from registration provided by Rule 144A, and (3) is acquiring the Certificates for its own account or for one or more accounts, each of which is a Qualified Institutional Buyer, and as to each of which the owner exercises sole investment discretion.

(13)           The transferee understands that the Certificates will bear a legend that complies with Section 3.7(e).

(14)           The transferee understands that the Certificates are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, none of the Certificates have been or will be registered under the Securities Act, and, if in the future the transferee decides to offer, resell, pledge or otherwise transfer the Certificates, such Certificates may only be offered, resold, pledged or otherwise transferred in accordance with this Agreement and the applicable legend or legends on such Certificates. The transferee acknowledges that no representation is being made by the Issuer as to the availability of any exemption under the Securities Act or any applicable State securities laws for resale of the Certificates.

(15)           The transferee understands that an investment in the Certificates involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The transferee has had access to such financial and other information concerning the Issuer and the Certificates as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Certificates. The transferee has such knowledge and experience in financial and business matters that the transferee is capable of evaluating the merits and risks of its investment in the Certificates, and the transferee and any accounts for which it is acting are each able to bear the economic risk of its investment.

(16)           The transferee will not make any general solicitation by means of general advertising or in any other manner, or take any other action that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or any other applicable securities laws or require registration pursuant thereto, and will not authorize any Person to act on its behalf, in such manner with respect to the Certificates.

(17)           The transferee is not acquiring the Certificates with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

17	Amended and Restated Trust Agreement (BLAST 2026-4)

(18)           The transferee will provide notice to each Person to whom it proposes to transfer any interest in the Certificates of the transfer restrictions and representations set forth in this Agreement, including the Exhibits hereto.

(19)           The transferee is not acquiring and will not hold the Certificates (or any interest therein) on behalf of or with the assets of (a) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (b) a “plan” defined in Section 4975 of the Code, that is subject to Section 4975 of the Code, (c) an entity or account deemed to hold the “plan assets” of any of the foregoing or (d) any Plan that is subject to Similar Law.

(20)           The transferee acknowledges that the Issuer, the Owner Trustee, the Certificate Registrar, the Depositor and others shall rely upon the truth and accuracy of the acknowledgements, representations, warranties and agreements in the Trust Agreement and agrees that if any of the acknowledgements, representations, warranties or agreements made by it in connection with its purchase of the Certificates are no longer accurate, the transferee will promptly notify the Issuer, the Owner Trustee and the Depositor.

(21)           The transferee understands that if (a) a transfer or attempted or purported transfer of any Certificate or interest therein was consummated in compliance with the provisions of this Agreement on the basis of a materially incorrect certification from the transferor or purported transferee or (b) the Certificateholder of any Certificate or interest therein is in material breach of any representation or agreement set forth in any certificate or any deemed representation or agreement of such Certificateholder, the Certificate Registrar, upon actual knowledge of such circumstances, will not register such attempted or purported transfer and, if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall not operate to transfer any rights to the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding Certificateholder of such Certificate that was not a Disqualified Transferee shall be restored to all rights as a Certificateholder thereof retroactively to the date of the purported transfer of such Certificate by such Certificateholder, and the Certificate Registrar shall so notify the Owner Trustee.

(22)           The transferee acknowledges that in connection with the transfer of the Certificates (a) none of the Issuer, the Servicer, the Depositor, the Indenture Trustee, nor the Owner Trustee is acting as a fiduciary or financial or investment adviser for the transferee, (b) the transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee other than in the most current offering memorandum for such Certificates and any representations expressly set forth in a written agreement with such party, (c) none of the Issuer, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee or any placement agent has given to the transferee (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of its purchase or the documentation for the Certificates, (d) the transferee has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Agreement) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee, (e) the transferee has determined that the rates, prices or amounts and other terms of the purchase and sale of the Certificates reflect those in the relevant market for similar transactions, (f) the transferee is purchasing the Certificates with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks, and (g) the transferee is a sophisticated investor familiar with transactions similar to its investment in the Certificates.

18	Amended and Restated Trust Agreement (BLAST 2026-4)

(23)           The transferee agrees that the Administrator and the Issuer shall be fully protected in relying upon, and by acceptance of a Certificate (or interest therein) it agrees to indemnify and hold the Administrator and the Issuer harmless against all claims or liability of any kind arising in connection with or related to the Administrator’s and the Issuer’s reliance upon, any information provided by it to the Administrator in accordance with the terms of this paragraph and any failure by it to provide any such information.

(d)            Each purchaser, beneficial owner and subsequent transferee of Certificates or an interest therein will be required or deemed to acknowledge that the Issuer may provide any information concerning its investment in the Certificates to the U.S. Internal Revenue Service. In addition, each purchaser, beneficial owner and subsequent transferee of Certificates or an interest therein will be required or deemed to understand and acknowledge that the Issuer and each of the Indenture Trustee, the Owner Trustee and the Certificate Paying Agent on its behalf has the right, hereunder, to withhold on any beneficial owner of an interest in a Certificate that fails to comply with the foregoing requirements.

(e)            Each Certificate shall bear a legend in substantially the following form, unless the Depositor determines otherwise in accordance with applicable law:

“THIS CERTIFICATE OR ANY INTEREST HEREIN HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) (1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) WHO IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO THE DEPOSITOR OR ANY OF ITS AFFILIATES AND BY THE DEPOSITOR OR ANY OF ITS AFFILIATES AS PART OF THE INITIAL DISTRIBUTION OR ANY REDISTRIBUTION OF THE CERTIFICATES BY THE DEPOSITOR OR ANY OF ITS AFFILIATES AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE TRUST AGREEMENT. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE OWNER TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH CERTIFICATE OR PERCENTAGE INTEREST IN SUCH CERTIFICATE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE TRUST AGREEMENT, THE ISSUER AND THE OWNER TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS CERTIFICATE OR SUCH INTEREST IN SUCH CERTIFICATE VOID, AND THE ISSUER MAY REQUIRE THAT THIS CERTIFICATE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

19	Amended and Restated Trust Agreement (BLAST 2026-4)

BY ACQUIRING THIS CERTIFICATE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) IS DEEMED TO REPRESENT AND WARRANT THAT SUCH PURCHASER OR TRANSFEREE IS NOT ACQUIRING AND WILL NOT HOLD THIS CERTIFICATE (OR ANY INTEREST HEREIN) ON BEHALF OF OR WITH THE ASSETS OF A PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A PLAN THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

EACH PURCHASER OR TRANSFEREE WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE TRUST AGREEMENT. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE OWNER TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE OR BENEFICIAL INTEREST IN SUCH CERTIFICATE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE TRUST AGREEMENT, THE CERTIFICATE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE ISSUER AND THE OWNER TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS CERTIFICATE OR SUCH INTEREST IN SUCH CERTIFICATE VOID, AND THE ISSUER MAY REQUIRE THAT THIS CERTIFICATE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

20	Amended and Restated Trust Agreement (BLAST 2026-4)

TRANSFERS OF THIS CERTIFICATE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE TRUST AGREEMENT. EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE (OR INTEREST HEREIN) WILL BE REQUIRED TO PROVIDE TO THE OWNER TRUSTEE, THE ADMINISTRATOR, THE INDENTURE TRUSTEE AND THE CERTIFICATE PAYING AGENT A CERTIFICATION OF NON-FOREIGN STATUS (E.G., IRS FORM W-9), SIGNED UNDER PENALTIES OF PERJURY, OR OTHER INFORMATION OR DOCUMENTATION REQUESTED BY THE OWNER TRUSTEE, THE ADMINISTRATOR, THE INDENTURE TRUSTEE OR THE CERTIFICATE PAYING AGENT TO DETERMINE THAT PAYMENTS ON THIS CERTIFICATE WILL NOT BE SUBJECT TO WITHHOLDING UNDER U.S. TAX LAW, TO ENABLE THE ISSUER TO QUALIFY FOR A REDUCED RATE OF WITHHOLDING IN ANY JURISDICTION FROM OR THROUGH WHICH THE ISSUER RECEIVES PAYMENTS ON ITS ASSETS, OR TO ENABLE THE OWNER TRUSTEE, THE ADMINISTRATOR, THE INDENTURE TRUSTEE AND THE CERTIFICATE PAYING AGENT TO SATISFY ANY REPORTING OR OTHER OBLIGATIONS UNDER ANY APPLICABLE TAX LAW (INCLUDING FATCA).”

(f)            If (1) a transfer or attempted or purported transfer of any Certificate or interest therein was consummated in compliance with the provisions of this Section 3.7 on the basis of a materially incorrect certification from the transferor or purported transferee, or (2) the Certificateholder of any Certificate or interest therein is in material breach of any representation or agreement set forth in any certificate or any deemed representation or agreement of such Certificateholder, the Certificate Registrar, upon actual knowledge of such circumstances, will not register such attempted or purported transfer and, if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall not operate to transfer any rights to a Disqualified Transferee and the last preceding Certificateholder of such Certificate that was not a Disqualified Transferee shall be restored to all rights as a Certificateholder thereof retroactively to the date of the purported transfer of such Certificate by such Certificateholder, and the Certificate Registrar shall promptly notify the Owner Trustee thereof.

21	Amended and Restated Trust Agreement (BLAST 2026-4)

(g)            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or (ii) the Certificate Registrar receives evidence to its satisfaction that any Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Certificate Registrar together with such security or indemnity as may be requested by the Owner Trustee, the Indenture Trustee and the Certificate Registrar to save them harmless, the Owner Trustee shall execute, in the name of and on behalf of the Issuer, and the Certificate Registrar shall authenticate and deliver, a new Certificate for the same Percentage Interest as the Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Certificate Registrar shall determine. Upon the issuance of any new Certificate under this Section 3.7, the Issuer, the Indenture Trustee, the Certificate Registrar or the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of the Certificate and any other reasonable expenses (including the reasonable fees and expenses of the Issuer, the Indenture Trustee, the Certificate Registrar and the Owner Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.7 shall constitute complete and indefeasible evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

(h)            No transfer of a Certificate (or any interest therein) is permitted unless such transfer is of a Certificate with a Percentage Interest of 5% or more (or of an interest in a Certificate representing a Percentage Interest of 5% or more).

(i)             Unless the Depositor has received an opinion from a nationally recognized tax counsel that the restriction on the proposed acquisition or ownership of a Certificate (or interest therein) described by this clause (i) is no longer necessary to conclude that any such acquisition (and subsequent resale of the applicable Notes described below) will not cause the Treasury Regulations under Section 385 of the Code to apply to the applicable Notes described below in a manner that could cause a material adverse tax effect on the Issuer, (A) a Section 385 Certificateholder or potential Section 385 Certificateholder cannot acquire or hold a Certificate (or interest therein) if (i) a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Section 385 Certificateholder or potential Section 385 Certificateholder owns any Notes or (ii) a Section 385 Controlled Partnership of such expanded group owns any Notes and (B) a Section 385 Certificateholder cannot hold a Certificate (or interest therein) if (i) a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Section 385 Certificateholder acquires any Notes from the Issuer or any Affiliate of the Issuer or through the marketplace or (ii) a Section 385 Controlled Partnership of such expanded group acquires any Notes from the Issuer or any Affiliate of the Issuer or through the marketplace. The preceding sentence shall not apply if the holder or potential holder of the applicable Notes is a U.S. corporate member of the same U.S. corporate affiliated group (as defined in Section 1504 of the Code) filing a consolidated federal income tax return that includes each of any applicable related Section 385 Certificateholders (including in the case of a partnership, the relevant “expanded group partner” (as defined in Treasury Regulation Section 1.385-3(g)(12))). If a Certificateholder (or Certificate Owner) fails to comply with the requirements of this clause (i), the Issuer or Depositor is authorized, at its discretion, to compel such Certificateholder (or Certificate Owner) to sell its Certificate (or interest therein) to a Person whose ownership does not result in a failure to comply with this clause (i) so long as such sale does not otherwise cause a material adverse tax effect on the Issuer.

22	Amended and Restated Trust Agreement (BLAST 2026-4)

(j)             In the case of the first transfer of a Certificate that will result in the Issuer being deemed to have more than one beneficial owner for United States federal income tax purposes, the Depositor shall be entitled to request an Initial Certificate Transfer Opinion.

(k)            The Certificate Registrar and the Owner Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Certificate (or interest therein) other than to require delivery of the certificates and other documentation required to be delivered to such party pursuant to Section 3.5(b) (to the extent that Definitive Certificates are issued) and Section 3.7(a), and to do so if and when expressly required by the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 3.8. Appointment of the Certificate Paying Agent. To the extent Definitive Certificates have been issued, the Certificate Paying Agent shall make distributions in accordance with the Servicer’s Certificate to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2. Any Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Issuer may revoke such power and remove the Certificate Paying Agent if the Issuer determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be Computershare Trust Company, National Association, and any co-paying agent chosen by the Certificate Paying Agent. Computershare Trust Company, National Association shall be permitted to resign as Certificate Paying Agent upon thirty (30) days’ written notice to the Owner Trustee and the Administrator. If Computershare Trust Company, National Association shall no longer be the Certificate Paying Agent, the Issuer shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Issuer shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Issuer to execute and deliver an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Issuer that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. If a successor Certificate Paying Agent does not take office within thirty (30) days after the retiring Certificate Paying Agent resigns or is removed, the retiring Certificate Paying Agent, the Administrator and the Depositor, acting jointly, may petition any court of competent jurisdiction for the appointment of a successor Certificate Paying Agent (with all costs, fees and expenses, including attorneys’ fees and expenses, incurred by the Indenture Trustee, in its capacity as Certificate Paying Agent, in connection with such petition to be paid by the Issuer). The Certificate Paying Agent shall return all unclaimed funds to the Issuer and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Issuer. The rights, protections, indemnities and immunities of the Indenture Trustee under the Indenture and the Sale and Servicing Agreement shall apply to Computershare Trust Company, National Association in its roles as Certificate Paying Agent, Certificate Registrar and Relevant Trustee for so long as it shall act as Certificate Paying Agent, Certificate Registrar and/or Relevant Trustee and, to the extent applicable, to any other paying agent, certificate registrar or authenticating agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

23	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 3.9. Maintenance of Office or Agency. As long as any of the Certificates remain outstanding, the Issuer shall maintain an office or agency where Certificates may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Certificates and this Agreement may be served. The Issuer hereby initially designates the Corporate Trust Office of the Certificate Registrar for the purposes of surrendering Certificates for registration or exchange of Certificates, and the Corporate Trust Office of the Owner Trustee for all other purposes. The Issuer shall give prompt written notice to the Certificateholders, the Indenture Trustee, the Administrator and the Owner Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee and the Owner Trustee with the address thereof, such surrenders, notices and demands may be made or served at the applicable Corporate Trust Office, and the Issuer hereby appoints the Certificate Registrar as its agent to receive all such surrenders, and the Owner Trustee as its agent to receive all such notices and demands.

SECTION 3.10. Relevant Trustee. Following the payment in full of principal of, and interest on, the Notes and receipt of written notification from the Servicer, the Certificate Paying Agent shall assume the role of Relevant Trustee and shall perform the express obligations of the Relevant Trustee under the Sale and Servicing Agreement. All of the same rights, protections, indemnities and immunities of Computershare Trust Company, National Association hereunder (individually and as Certificate Paying Agent) shall be equally applicable to Computershare Trust Company, National Association in its role as Relevant Trustee under the Transaction Documents.

SECTION 3.11. Statement to Certificateholders. To the extent the Certificate Paying Agent has assumed the role of Relevant Trustee pursuant to the terms of Section 3.10;

(a)            The Certificate Paying Agent may make all reports or notices required to be provided by the Relevant Trustee under Section 4.6 of the Sale and Servicing Agreement available via its website; provided, however, that the Certificate Paying Agent shall, if requested by the Administrator, deliver any such reports or notices in writing or via email to the Administrator. Any information that is disseminated in accordance with the provisions of this Section 3.11 shall not be required to be disseminated in any other form or manner. The Certificate Paying Agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

(b)            The Certificate Paying Agent’s website shall be initially located at www.ctslink.com or at such other address as shall be specified by the Certificate Paying Agent from time to time in writing to the Certificateholders, the Servicer, the Issuer or any Paying Agent. In connection with providing access to the Certificate Paying Agent’s website, the Certificate Paying Agent may require registration and the acceptance of a disclaimer. The Certificate Paying Agent shall not be liable for the dissemination of information in accordance with this Agreement. The Certificate Paying Agent shall notify Certificateholders in writing of any changes in the address or means of access to the website where the reports are accessible.

24	Amended and Restated Trust Agreement (BLAST 2026-4)

(c)            Upon receipt by the Certificate Paying Agent from the Depositor of any reports or general loan data, the Certificate Paying Agent will make such reports or data available to the Certificateholders via its website as specified pursuant to clause (b) above; provided, that the Certificate Paying Agent shall not be required to forward any such reports to any Certificateholder who is the Depositor or an Affiliate of the Depositor. The Certificate Paying Agent shall have no duty or obligation to review, verify or confirm the reports or any information contained therein, and shall have no liability in connection therewith.

ARTICLE IV

ACTIONS BY THE OWNER TRUSTEE

SECTION 4.1. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, unless the Administrator notifies the Owner Trustee in writing that the Indenture, the Purchase Agreement or the Sale and Servicing Agreement, as applicable, provides that the consent of the Certificateholders shall not be required, the Owner Trustee shall not take action unless at least ten (10) days before the taking of such action (or if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable), the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and within ten (10) days of such notice (or such shorter time as specified in such notice) none of the Certificateholders shall have notified the Owner Trustee in writing that such Certificateholder has withheld consent or provided alternative direction:

(a)            the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(b)            the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

(c)            the amendment, change or modification of the Sale and Servicing Agreement, or the Administration Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

(d)            the appointment pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Note Registrar or the Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable.

SECTION 4.2. Action by the Administrator with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction signed by the Administrator and except as expressly provided in the Transaction Documents, to sell the Collateral after the termination of the Indenture in accordance with its terms.

25	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 4.3. Action by the Certificateholders with Respect to Bankruptcy.

(a)            The Issuer shall not, without the prior written consent of the Owner Trustee and 100% of the Certificateholders, commence a Bankruptcy Event with respect to the Issuer. In considering whether to give or withhold written consent to the Bankruptcy Event by the Issuer, the Owner Trustee, with the consent of 100% of the Certificateholders, shall consider the interests of the Noteholders in addition to the interests of the Issuer and whether the Issuer is insolvent. The Owner Trustee shall have no duty to give such written consent to a Bankruptcy Event by the Issuer if the Owner Trustee shall not have been furnished (at the expense of the Person that requested such letter be furnished to the Owner Trustee) a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the Issuer is then insolvent. The Owner Trustee shall not be personally liable to any Noteholder or Certificateholder on account of the Owner Trustee’s good faith reliance on the provisions of this Section 4.3 and no Noteholder or Certificateholder shall have any claim for breach of fiduciary duty or otherwise against the Owner Trustee (as such or in its individual capacity) for giving or withholding its consent to any such Bankruptcy Event.

(b)            The parties hereto stipulate and agree that no Certificateholder has the power to commence any Bankruptcy Event on the part of the Issuer or to direct the Owner Trustee to commence any Bankruptcy Event on the part of the Issuer except as provided in Section 4.3(a).

(c)            The provisions of this Section 4.3 do not constitute an acknowledgement or admission by the Issuer, the Owner Trustee, the Certificateholders or any creditor of the Issuer that the Issuer is eligible to be a debtor under the Bankruptcy Code.

SECTION 4.4. Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

SECTION 4.5. Acts of the Certificateholders; Majority Control.

(a)            Any request, demand, authorization, direction, instruction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Owner Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Article VI) conclusive in favor of the Owner Trustee and the Issuer, if made in the manner provided in this Section 4.5.

26	Amended and Restated Trust Agreement (BLAST 2026-4)

(b)            The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Owner Trustee deems sufficient.

(c)            The ownership of Certificates shall be proved by the Certificate Register.

(d)            Any request, demand, authorization, direction, instruction, notice, consent, waiver or other action by any Certificateholder shall bind the Holder of every Certificate issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Owner Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Certificate.

(e)            Except as otherwise provided herein, to the extent that there is more than one Certificateholder, any action which may be taken or consent, directions or instructions which may be given by the Certificateholders under this Agreement may be taken by the Majority Certificateholders at the time of such action. To the extent set forth in Section 3.7(a) of the Purchase Agreement, and subject to Sections 6.3(a) and 7.1 hereof, the Owner Trustee may act at the written direction of one or more Certificateholders holding in the aggregate less than 50% of the Percentage Interests. To the extent the Owner Trustee is required to act at the direction of Certificateholders other than the Majority Certificateholders, and receives conflicting directions from Certificateholders holding equal Percentage Interests, it shall act in accordance with the earliest-received such direction; provided, however, if more than one Certificateholder has directed the Owner Trustee in connection with a request to pursue dispute resolution pursuant to Section 3.7(a) of the Purchase Agreement, the Owner Trustee shall act at the direction of the Certificateholders holding the majority of the Percentage Interests held by such directing Certificateholders.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1. Application of Trust Funds. Deposits into the Certificate Distribution Account shall be made in accordance with the provisions of the Indenture, the Sale and Servicing Agreement and this Agreement. On each Payment Date, to the extent Definitive Certificates have been issued, the Certificate Paying Agent shall withdraw from the Certificate Distribution Account and distribute to the Certificateholders, pro rata based on the Percentage Interest of each Certificateholder, all funds received in accordance with the provisions of the Indenture and this Agreement. Subject to the lien of the Indenture and Section 5.5 of this Agreement, the Certificate Paying Agent shall promptly distribute to the Certificateholders all other amounts (if any) received by the Certificate Paying Agent on behalf of the Issuer in respect of the Trust Estate (pro rata based on the Percentage Interest of each such Certificateholder). After the termination of the Indenture in accordance with its terms, the Certificate Paying Agent, in accordance with the written direction of the Administrator pursuant to Section 9.1(a), shall distribute all amounts received (if any) by the Issuer, the Certificate Paying Agent and the Owner Trustee in respect of the Trust Estate to or at the direction of the Certificateholders subject to Section 3808(e) of the Statutory Trust Statute.

27	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 5.2. Method of Payment. Subject to the Indenture and the Sale and Servicing Agreement, distributions required to be made to the Certificateholders on any Payment Date and all amounts received by the Issuer, the Indenture Trustee or the Owner Trustee on any other date that are payable to the Certificateholders pursuant to this Agreement or any other Transaction Document shall be made to the Certificateholders by wire transfer, in immediately available funds, to the account of each Certificateholder designated by the Certificateholder to the Certificate Paying Agent and the Indenture Trustee in writing.

SECTION 5.3. Tax Matters.

(a)            The Administrator shall prepare, or, at the request and expense of the Administrator, the Owner Trustee shall prepare (or cause to be prepared) and the Administrator shall sign on behalf of the Issuer, the Issuer’s tax returns, if any, unless applicable law requires a Certificateholder or the Owner Trustee to sign such documents.

(b)            The Administrator shall prepare and deliver, or, at the request of the Administrator, the Certificate Paying Agent shall deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including, if applicable, a trust return on IRS Form 1041, IRS Form 1099, or reporting for widely held fixed investment trusts under Treasury Regulations Section 1.671-5) to enable each Certificateholder to prepare its United States federal and state income tax returns.

(c)            In the event that the Issuer is classified as a partnership for United States federal income tax purposes, the Depositor (or a U.S. Affiliate of the Depositor if the Depositor is ineligible) is hereby designated as the partnership representative under Section 6223(a) of the Code (and any corresponding provision of state law) to the extent allowed under the law (and as the tax matters partner for any applicable state or local tax purposes). The Issuer shall (or the Depositor shall cause the Issuer to, or the Depositor shall instruct the Administrator on behalf of the Issuer to), to the extent eligible, make the election under Section 6221(b) of the Code (and any corresponding provision of state law) with respect to determinations of adjustments at the partnership level and take any other action such as disclosures and notifications necessary to effectuate such election (including working with the Depositor to designate any designated individual required under the law). If the election described in the preceding sentence is not available, to the extent applicable, the Issuer shall (or the Depositor shall cause the Issuer to, or the Depositor shall instruct the Administrator on behalf of the Issuer to) make the election under Section 6226(a) of the Code (and any corresponding provision of state law) with respect to the alternative to payment of imputed underpayment by partnership and take any other action such as filings, disclosures and notifications necessary to effectuate such election. Notwithstanding the foregoing, the Issuer, the Depositor and the Administrator are each authorized, in its sole discretion, to make any available election related to Sections 6221 through 6241 of the Code (and any corresponding provision of state law) and take any action it deems necessary or appropriate to comply with the requirements of the Code and conduct the Issuer’s affairs under Sections 6221 through 6241 of the Code (and any corresponding provision of state law). Each Certificateholder and, if different, each beneficial owner of a Certificate, and if a tax authority successfully asserts that the Restricted Notes should be treated as equity interests in such partnership, any holder of a Restricted Note, shall promptly provide the Issuer, the Depositor and the Administrator any requested information, documentation or material to enable the Issuer to make any of the elections described in this clause (c) and otherwise comply with Sections 6221 through 6241 of the Code (and any corresponding provision of state law). Each Certificate Owner and, if different, each beneficial owner of a Certificate, and if a tax authority successfully asserts that the Restricted Notes should be treated as equity interests in such partnership, any holder of a Restricted Note, shall hold the Issuer and its Affiliates harmless for any expenses or losses (i) resulting from a beneficial owner of a Certificate (or if a tax authority successfully asserts that the Restricted Notes should be treated as equity interests in such partnership, any holder of a Restricted Note) not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of state law) or (ii) suffered that are attributable to the management or defense of an audit under Sections 6221 through 6241 of the Code (or any corresponding provision of state law) or otherwise due to actions it takes with respect to and to comply with the rules under Sections 6221 through 6241 of the Code (or any corresponding provision of state law).

28	Amended and Restated Trust Agreement (BLAST 2026-4)

(d)            If requested by a Certificateholder transferring its beneficial interest in the Certificates, the Depositor, on behalf of the Issuer, shall, to the extent it is able to do so, deliver a certification, substantially in the form of Exhibit C hereto, as provided in Treasury Regulations section 1.1446(f)-2(b)(4)(i)(A) regarding the Issuer’s lack of assets the sale of which would result in a sufficient effectively connected gain that would require a transferee to withhold on a payment to the transferor under Section 1446(f) of the Code; provided that the form provided in Exhibit C may be modified at any time in the future as necessary to account for any Treasury Regulations implementing such Notice.

SECTION 5.4. Certificate Distribution Account. The Certificate Distribution Account shall be established as a non-interest bearing trust account pursuant to Section 4.1 of the Sale and Servicing Agreement. Funds on deposit in the Certificate Distribution Account shall be held uninvested. The Certificateholders shall possess all beneficial right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and all proceeds thereof. Except as otherwise provided herein, in the Indenture or in the Sale and Servicing Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Certificate Paying Agent for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Servicer on behalf of the Issuer, shall, within ten (10) Business Days (or such longer period) after becoming aware of the fact, establish a new Certificate Distribution Account as an Eligible Account and shall direct the Certificate Paying Agent to transfer any cash then on deposit in the Certificate Distribution Account to such new Certificate Distribution Account.

SECTION 5.5. Withholding.

(a)            If any withholding tax is imposed on the Issuer’s payment, distribution or allocation of income to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.5; provided that the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent shall not have an obligation to withhold any such amount if and for so long as the Depositor or a U.S. Affiliate of the Depositor is the sole Certificateholder. The Owner Trustee, the Indenture Trustee or the Certificate Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a payment, distribution or allocation of income, the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this Section 5.5.

29	Amended and Restated Trust Agreement (BLAST 2026-4)

(b)            With respect to any and all payments to a Certificateholder: (i) the Certificateholder will provide to the applicable withholding agent (including the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent), any documentation or certification required or reasonably appropriate for such withholding agent to satisfy its obligations with respect to FATCA, if any, and to determine whether any withholding tax may be required to be withheld pursuant to FATCA; and (ii) the Certificateholder acknowledges and agrees that the applicable withholding agent (including, if applicable, the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent) shall have the right to deduct and withhold any required U.S. withholding tax, including any withholding tax pursuant to FATCA, on any amounts payable with respect to the Certificates (without any corresponding gross-up or other indemnification) if any such Certificateholder or beneficial owner either is subject to withholding under FATCA, fails to comply with the documentation requirements in clause (i) of this Section 5.5(b), or otherwise fails to establish a complete exemption from such withholding tax to the reasonable satisfaction of the applicable withholding agent (including, if applicable, the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent).

SECTION 5.6. Preservation of Information; Communications to Certificateholders.

(a)            The Certificate Registrar shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders received in its capacity as the Certificate Registrar and provide a copy thereof to the Owner Trustee and Certificate Paying Agent upon request; provided, however, that so long as the Certificate Paying Agent is the Certificate Registrar, no list separate from the Certificate Register shall be required to be provided to the Certificate Paying Agent.

(b)            The Certificateholders may communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates. Upon receipt by the Certificate Registrar of any written request by three or more Certificateholders or by one or more Certificateholders holding in the aggregate more than 25% of the Percentage Interests to receive a copy of the most current list of Certificateholders together with a copy of the communication that the applicant proposes to send, the Certificate Registrar shall, at the expense of the Issuer, distribute such list to the requesting Certificateholders; provided, that the Certificate Registrar may elect not to afford the requesting Certificateholders access to the list of Certificateholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Certificateholders, to all Certificateholders.

30	Amended and Restated Trust Agreement (BLAST 2026-4)

(c)            If the Certificate Registrar receives notice pursuant to Section 4.6 of the Sale and Servicing Agreement of a change in the Indenture Trustee’s website where the statements to the Noteholders and the Certificateholders are made available, the Certificate Registrar shall promptly give notice of such change to each Certificateholder.

SECTION 5.7. Rule 144A Information. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Certificateholder, the Depositor shall promptly furnish or cause to be furnished Rule 144A Information to such Certificateholder, to a prospective purchaser of such Certificate designated by such Certificateholder or to the Certificate Registrar for delivery to such Certificateholder or a prospective purchaser designated by such Certificateholder in order to permit compliance by such Certificateholder with Rule 144A in connection with the resale of such Certificate by such Certificateholder.

ARTICLE VI

AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

SECTION 6.1. General Authority. The Owner Trustee is authorized, empowered and directed to execute and deliver (i) the Transaction Documents to which the Issuer is named as a party and (ii) each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Issuer or the Owner Trustee is named as a party and any amendment thereto, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof, and at the written direction of the Depositor, to execute on behalf of the Issuer and to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $78,000,000, Class A-2 Notes in the aggregate principal amount of $179,000,000, Class A-3 Notes in the aggregate principal amount of $119,330,000, Class B Notes in the aggregate principal amount of $86,030,000, Class C Notes in the aggregate principal amount of $108,090,000, Class D Notes in the aggregate principal amount of $114,710,000 and Class E Notes in the aggregate principal amount of $64,840,000. In addition to the foregoing, the Owner Trustee is authorized and empowered, but shall not be obligated, to take all actions required of the Issuer pursuant to the Transaction Documents. The Owner Trustee is further authorized and empowered from time to time to take such action as the Administrator directs in writing with respect to the Transaction Documents, except to the extent that this Agreement expressly requires the consent of each Certificateholder for such action.

SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its express responsibilities under this Agreement and the other Transaction Documents to which it is a party. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Issuer or the Owner Trustee hereunder or under any Transaction Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement and shall have no duty to monitor the performance of the Administrator or any other Person under the Administration Agreement or any other document. The Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables. No implied covenants or obligations shall be read into this Agreement or any other Transaction Document against the Owner Trustee and no right, power, authority, authorization, or discretion of the Owner Trustee shall be construed as a duty.

31	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 6.3. Action upon Instruction.

(a)            Subject to Article IV, and in accordance with the Transaction Documents, the Certificateholders may, by written instruction, direct the Owner Trustee or the Administrator in the management of the Issuer. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV. The Owner Trustee shall not be required to take any discretionary action to investigate or review any matter without written direction from the Administrator. Further, with respect to provisions hereunder that provide for instruction by the Certificateholders, for so long as all outstanding Certificates are Book-Entry Certificates, if the Owner Trustee shall have notified the Certificateholders in writing of a proposed action and within fifteen (15) Business Days of such notice none of the Certificateholders shall have notified the Owner Trustee in writing that such Certificateholder has withheld consent or provided alternative instruction, the Owner Trustee, in the place of Certificateholder instruction hereunder, may accept and rely on written instruction of the Administrator. If subsequently the Owner Trustee receives alternative written instruction from the Certificateholders with respect to such matter, such subsequent instruction shall control unless the Owner Trustee has already acted at the instruction of the Administrator with respect to such matter.

(b)            The Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to law.

(c)            Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Transaction Document or is unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, or more than one methodology can be used to make any determination or calculation to be performed by the Owner Trustee hereunder, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Administrator requesting instruction as to the course of action to be adopted or application of such provision, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Administrator (or, if specifically required hereunder, all Certificateholders) received, the Owner Trustee shall not be liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking any action and shall have no liability to any Person for such action or inaction. For the avoidance of doubt, the Owner Trustee shall be fully protected by the indemnification provisions applicable to it under this Agreement in connection with any action the Owner Trustee takes or refrains from taking in accordance with this Section 6.3.

32	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any right, power, duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Issuer or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3, and no implied duties (including fiduciary duties existing at law or in equity) or obligations shall be read into this Agreement or any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for the preparation, correctness, accuracy, existence, or filing of any financing or continuation statement in any public office at any time or the validity, existence, perfection or maintenance of the perfection of any security interest or lien granted to it or to the Issuer hereunder or under any Transaction Document, nor shall the Owner Trustee have any responsibility to monitor the performance of any collateral, or to prepare or file any tax (subject to Section 5.3(a)), qualification to do business, license, Commission or other securities law filing, or other regulatory filing or report for the Issuer, or to record this Agreement or any Transaction Document. Wilmington Trust nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, Wilmington Trust that are not related to the ownership or the administration of the Trust Estate or the Issuer.

SECTION 6.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

SECTION 6.6. Restrictions. The Owner Trustee shall not take any action that, to the actual knowledge of a Responsible Officer of the Owner Trustee, (a) is inconsistent with the purposes of the Issuer set forth in Section 2.3 or (b) would (i) affect the treatment of the Notes as indebtedness for United States federal income, state and local income, franchise and value added tax purposes, or (ii) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for United States federal income, state and local income or franchise and value added tax purposes or (c) be contrary to applicable law. None of the Certificateholders, the Administrator, the Servicer nor the Depositor shall direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

33	Amended and Restated Trust Agreement (BLAST 2026-4)

ARTICLE VII

CONCERNING THE OWNER TRUSTEE

SECTION 7.1. Acceptance of Trusts and Duties.

(a)            The Owner Trustee accepts the trusts hereby created and agrees to perform its express duties hereunder with respect to such trusts but only upon the terms of this Agreement. To the fullest extent permitted by law, neither the Owner Trustee nor any of its officers, directors, employees, agents or affiliates shall have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Issuer, which implied duties and liabilities are hereby eliminated. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Article. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Transaction Documents and this Agreement. The Owner Trustee (including in its individual capacity) shall not be personally liable or accountable hereunder or under any Transaction Document under any circumstances notwithstanding anything herein or in the Transaction Documents to the contrary, except for losses to the extent arising from (i) its own willful misconduct, bad faith or gross negligence in the performance of its express duties hereunder, (ii) the inaccuracy of any representation or warranty contained in Section 7.4 expressly made by Wilmington Trust in its individual capacity or (iii) the failure of Wilmington Trust to perform obligations expressly undertaken by it in the last sentence of Section 6.4, in each case as determined by a court of competent jurisdiction or otherwise agreed by the Servicer and Wilmington Trust. In particular, but not by way of limitation (and subject to the exemptions set forth in the preceding sentence):

(1)            The Owner Trustee shall not be liable for any action taken, or error of judgment made, in good faith by any officer or employee of the Owner Trustee.

(2)            The Owner Trustee shall not be personally liable for the payment of any tax imposed on the Issuer or amounts that are includable in the federal gross income of the Certificateholders.

(3)            No provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of the Owner Trustee’s duties, obligations, rights, authority, authorization or powers hereunder.

(4)            The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by the Certificate Registrar or the Certificate Paying Agent (when not the Owner Trustee) or by the Issuer, the Administrator, the Indenture Trustee, the Servicer or any other Person, and the Owner Trustee shall not be liable for monitoring, performing or supervising the performance of any obligations or duties under this Agreement, the Administration Agreement, the Sale and Servicing Agreement or the Indenture, or under any other document contemplated hereby or thereby, which are to be performed by the Issuer, the Certificate Registrar, the Certificate Paying Agent, the Administrator, the Indenture Trustee, the Servicer or any other Person under such documents and may conclusively assume performance of the same absent written notice to the contrary received by a Responsible Officer of the Owner Trustee.

34	Amended and Restated Trust Agreement (BLAST 2026-4)

(5)            The Owner Trustee shall not be responsible for or in respect of the recitals herein, the validity, sufficiency or enforceability of this Agreement, the Notes or the Certificates or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate or for or in respect of the validity, sufficiency or enforceability of the Transaction Documents, the Notes or the Certificates or any other document contemplated hereby or thereby to which the Owner Trustee is not a party in its individual capacity.

(6)            Notwithstanding anything contained herein or in any of the Transaction Documents to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby.

(7)            The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Majority Certificateholders (or Certificateholders other than the Majority Certificateholders pursuant to Section 3.7(a) of the Purchase Agreement), the Servicer, the Depositor or the Administrator.

(8)            The Owner Trustee shall not be under any duty to exercise any of the rights, authority or powers vested in it by this Agreement, or to institute, conduct or defend any investigation, proceeding or litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or written direction of the Certificateholders, unless such Certificateholders have offered to provide to the Owner Trustee (including in its individual capacity), to the extent requested by the Owner Trustee, security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee (as such and in its individual capacity) therein or thereby. The permissive right of the Owner Trustee to perform any discretionary act or exercise any privilege enumerated in this Agreement or in any other Transaction Document shall not be construed as a duty. The Owner Trustee shall not be liable for the performance of any discretionary act enumerated in this Agreement or in any other Transaction Document other than for its own gross negligence, bad faith or willful misconduct in the performance of any such act.

35	Amended and Restated Trust Agreement (BLAST 2026-4)

(9)            Any funds deposited with the Owner Trustee hereunder may be held in a non-interest bearing account, and the Owner Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Certificateholders or any other Person.

(10)           The Owner Trustee shall not be deemed to have actual knowledge of, and, to the extent required hereunder to act, shall not be required to act upon (including the sending of any notice), any fact or event including any Event of Default or Servicer Replacement Event unless a Responsible Officer of the Owner Trustee has received written notice of such fact or event and such notice references the Issuer or this Agreement. The Owner Trustee shall not be deemed to have actual or constructive knowledge of publicly available information or information contained in monthly distribution reports or other reports delivered under the Transaction Documents. Knowledge or information acquired by Wilmington Trust in its capacity as the Owner Trustee hereunder shall not be imputed to Wilmington Trust in any other role which it may have under any other Transaction Document or under any other document, nor shall it be imputed to any affiliate, line of business or other division of Wilmington Trust (and vice versa).

(b)            Under no circumstances shall the Owner Trustee be personally liable hereunder or under any Transaction Document for any indebtedness of the Issuer.

(c)            Under no circumstance shall the Owner Trustee be liable for any representation, warranty, covenant, or obligation or indebtedness of the Issuer or any other Person hereunder or under the other Transaction Documents or any other agreement, document or certificate contemplated by the foregoing.

(d)            In no event shall the Owner Trustee be liable for any damages in the nature of punitive, special, indirect or consequential damages however styled, including lost profits, or for losses due to forces beyond the control of the Owner Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, epidemics or pandemics, quarantines, or shelter-in-place or any similar directive, guidance, policy or other action by any Governmental Authority and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Owner Trustee; it being understood that the Owner Trustee shall use reasonable efforts which are consistent with accepted practice in the banking industry to resume performance as soon as practicable under the circumstances.

(e)            In the event of the engagement of any accountants or other professionals hereunder or pursuant hereto including in connection with the performance of any agreed upon procedures or any audit related to the activities of the Issuer, the Owner Trustee shall not be liable for any claims, liabilities or expenses relating to such accountants’ or other professionals’ engagement or any report issued in connection with such engagement. Dissemination of any such report other than pursuant to the Transaction Documents or applicable law is subject to the consent of the accountants or other professionals.

36	Amended and Restated Trust Agreement (BLAST 2026-4)

(f)            The Owner Trustee shall not be personally liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Article IV or Section 6.3 hereof.

(g)            Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be personally liable for any interest thereon.

SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

SECTION 7.3. Notice of Events of Default and Servicer Replacement Event. The Owner Trustee shall promptly upon receipt of a list of Certificateholders from the Certificate Registrar give notice to the Administrator and each Certificateholder of any (a) Event of Default of which a Responsible Officer of the Owner Trustee has been provided written notice pursuant to Section 6.5 of the Indenture and (b) Servicer Replacement Event of which a Responsible Officer of the Owner Trustee has been provided written notice pursuant to Section 7.1 of the Sale and Servicing Agreement. The Owner Trustee shall have no duty to investigate, verify or take any action to determine whether any Event of Default or Servicer Replacement Event has in fact occurred and shall have no duty to make any determination as to the materiality of any fact, matter or event, or to make any demand or claim for repurchase of Receivables. The Owner Trustee shall have no duty to enforce remedies for breaches of representations and warranties under any Transaction Document.

SECTION 7.4. Representations and Warranties. Wilmington Trust hereby represents and warrants to the Depositor for the benefit of the Certificateholders, that:

(a)            It is a national banking association duly formed and validly existing under the federal laws of the United States and having an office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)            It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)            This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

37	Amended and Restated Trust Agreement (BLAST 2026-4)

(d)            Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

SECTION 7.5. Reliance; Advice of Counsel.

(a)            The Owner Trustee may conclusively rely on and shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee shall not be responsible for the content or accuracy of any such document provided to the Owner Trustee and need not investigate, evaluate, verify or re-calculate or independently determine the accuracy of any report, certificate, information, statement, representation or warranty or any fact of matter stated in any such document and may conclusively rely as to the truth of the statements, facts (including the correctness of any numbers or calculations) and the correctness of the opinions expressed therein. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other Authorized Officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. Prior to taking or refraining from taking any action hereunder, the Owner Trustee shall be entitled to request, receive, rely upon and act in accordance with, officer’s certificates or opinions of counsel provided at the expense of the party requesting the Owner Trustee to take such action or inaction.

(b)            In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee (i) may act directly or through agents or attorneys, custodians or nominees, but the Owner Trustee shall not be personally liable for the conduct or misconduct of such agents, custodians, nominees (including Persons acting under a power of attorney) or attorneys selected in good faith and (ii) may consult with and conclusively rely upon the advice of counsel, accountants and other skilled Persons knowledgeable in the relevant area to be selected in good faith and employed by it at the expense of the Issuer. The Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons.

38	Amended and Restated Trust Agreement (BLAST 2026-4)

(c)            In connection with the delivery of any information to the Owner Trustee by the Servicer or any other party to the Transaction Documents where the Owner Trustee is required to use such information in connection with the preparation or distribution of reports to Certificateholders or other parties, the Owner Trustee is entitled to conclusively rely on the accuracy of all such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of this information.

SECTION 7.6. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, Wilmington Trust acts solely as the Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

SECTION 7.7. The Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes. The Owner Trustee may deal with the Depositor, the Indenture Trustee, the Administrator, the Underwriters and their respective Affiliates in banking transactions with the same rights as it would have if it were not the Owner Trustee, and the Depositor, the Indenture Trustee, the Administrator, the Underwriters and their respective Affiliates may maintain normal commercial banking relationships with the Owner Trustee and its Affiliates.

SECTION 7.8. Compliance with Applicable Law.

(a)            Compliance with Patriot Act. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, including the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations, the Financial Crimes Enforcement Network’s (“FinCEN”) Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (“Applicable Law”), the Owner Trustee is required to obtain, verify and record certain information relating to individuals and entities which establish or maintain a business relationship with the Owner Trustee.  Accordingly, the Depositor shall cause to be provided to the Owner Trustee, upon its reasonable request from time to time such identifying information and documentation as may be available to the Depositor in order to enable the Owner Trustee to comply with Applicable Law.

Pursuant to Applicable Law, the Owner Trustee is required to obtain on or before closing, and from time to time thereafter, documentation to verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Owner Trustee will ask for documentation to verify the entity’s formation and existence, its financial statements, licenses, tax identification documents, identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities). To the fullest extent permitted by Applicable Law, the Owner Trustee may conclusively rely on, and shall be fully protected in relying on, any such information received from the Depositor with respect to the Issuer. Failure to provide such information may result in an inability of the Owner Trustee to perform its obligations hereunder, which, at the sole option of the Owner Trustee, may result in the Owner Trustee’s resignation in accordance with the terms of Section 10.2 hereof.

39	Amended and Restated Trust Agreement (BLAST 2026-4)

(b)            Compliance with AML Law. The parties hereto acknowledge that in accordance with Applicable Law (as defined in clause (a)), the Certificate Paying Agent is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Certificate Paying Agent. Each party hereby agrees that it shall provide the Certificate Paying Agent with such identifying information and documentation as the Certificate Paying Agent may request from time to time in order to enable the Certificate Paying Agent to comply with all applicable requirements of AML Law.

ARTICLE VIII

COMPENSATION OF OWNER TRUSTEE

SECTION 8.1. The Owner Trustee’s Compensation. Compensation for all services rendered by Wilmington Trust under this Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid to Wilmington Trust pursuant to Section 4.4(a) of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable (in either case to the extent of Available Funds available therefor), in accordance with the terms of an applicable fee letter. Wilmington Trust shall, upon its request and in accordance with an applicable fee letter, be reimbursed pursuant to Section 4.4(a) of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable (in either case to the extent of Available Funds available therefor), for all reasonable expenses, disbursements and advances incurred or made by Wilmington Trust in accordance with any provision of this Agreement (including the reasonable compensation, expenses and disbursements of such agents, experts and counsel as Wilmington Trust may employ in connection with the exercise, enforcement and performance of its rights and its duties hereunder or amendments or modifications hereto, including but not limited to expenses related to Sections 4.3 and 5.3 hereof), except any such expense that may be attributable to its willful misconduct, gross negligence (other than an error in judgment) or bad faith. To the extent not paid in full from Available Funds pursuant to Section 4.4(a) of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable (whether by application of the limitation set forth in Section 4.4(a) of the Sale and Servicing Agreement or otherwise), on or before the Payment Date following the end of the Collection Period that includes the 30th day after the request therefor, such fees and reasonable expenses shall be paid by the Servicer (without regard to such limitation). The provisions of this Section 8.1 shall survive the termination of this Agreement and the resignation or removal of the Owner Trustee.

40	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 8.2. Indemnification. Wilmington Trust in its individual capacity and as trustee (including as Owner Trustee) and its successors, assigns, directors, officers, employees and agents (collectively, the “Indemnified Parties”) shall be indemnified, defended and held harmless by the Issuer and the Servicer, to the extent set forth below, from and against any and all loss, liability, expense, tax, penalty, damage, judgment, cost, action, suit or claim (including reasonable attorneys’ fees and expenses, court costs and other legal expenses, including but not limited to those incurred in connection with the defense of any suit, claim, action or proceeding brought against the Issuer or an Indemnified Party, or in connection with any suit, claim, action or proceeding brought by an Indemnified Party for enforcement (including enforcement of its indemnification rights) or otherwise against the Depositor, the Servicer or any other Person under the Transaction Documents) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against Wilmington Trust in its individual capacity and as trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of Wilmington Trust hereunder or the enforcement of their respective rights (including indemnification rights) under the Transaction Documents; provided, however, that indemnification from and against any of the foregoing Expenses shall not be required if determined by a court of competent jurisdiction or otherwise agreed by the Servicer and Wilmington Trust to be arising or resulting from (i) Wilmington Trust’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any representation or warranty contained in Section 7.4 expressly made by Wilmington Trust in its individual capacity, (iii) liabilities arising from the failure of Wilmington Trust to perform obligations expressly undertaken by it in the last sentence of Section 6.4 or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee in its individual capacity and, until such determination, any such Indemnified Party shall be entitled to indemnification hereunder. Indemnification amounts payable hereunder shall be paid pursuant to Section 4.4(a) of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable (in either case to the extent of Available Funds available therefor). To the extent not paid in full in accordance with the preceding sentence (whether by application of the limitation set forth in Section 4.4(a) of the Sale and Servicing Agreement or otherwise) on or before the Payment Date following the end of the Collection Period that includes the 30th day after the request therefor, such indemnification shall be paid by the Servicer (without regard to such limitation). The provisions of this Section 8.2 shall survive the termination of the Issuer, the termination of this Agreement and the resignation or removal of the Owner Trustee.

SECTION 8.3. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII and the Sale and Servicing Agreement or the Indenture shall be deemed not to be a part of the Trust Estate immediately after such payment. The provisions of this Section 8.3 shall survive the termination of the Issuer, the termination of this Agreement and the resignation or removal of the Owner Trustee.

41	Amended and Restated Trust Agreement (BLAST 2026-4)

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

SECTION 9.1. Dissolution of Issuer. The Issuer shall wind up and dissolve upon the latest of (i) satisfaction and discharge of the Indenture, (ii) the Optional Purchase of the Grantor Trust Estate pursuant to Section 8.1 of the Sale and Servicing Agreement or (iii) the final distribution from the Collection Account established pursuant to Section 4.1(a)(i) of the Sale and Servicing Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of a Certificateholder shall not (x) operate to terminate this Agreement or the Issuer, nor (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(a)            Upon receipt of written notice from the Servicer of any dissolution and termination of the Issuer, specifying the Payment Date upon which Certificateholders shall surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation, and if the Certificate Registrar is notified of a redemption of the Notes by the Administrator or the Issuer pursuant to Section 10.1(c) of the Indenture, the Certificate Registrar shall mail such notice to the Certificateholders within five (5) Business Days of the Certificate Registrar’s receipt of such notice from the Servicer, Issuer or Administrator. Each such notice to a Certificateholder shall state (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable and that payments are being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein specified. The Certificate Registrar shall give such notice to the Owner Trustee (if other than the Certificate Registrar) and the Certificate Paying Agent (if other than the Certificate Registrar) at the time such notice is given to Certificateholders. Upon presentation and surrender of each Certificate, the Certificate Registrar or the Certificate Paying Agent, at the written direction of the Administrator, shall cause to be distributed to such Certificateholders, subject to Section 3808 of the Statutory Trust Statute, amounts distributable on such Payment Date pursuant to Article V hereof.

(b)            In the event that any of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice any of the Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust Estate after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the last Certificateholder of record identified in the Certificate Register for each such remaining Certificate.

SECTION 9.2. Termination of Trust Agreement. Upon dissolution of the Issuer, the Administrator shall wind up the business and affairs of the Issuer as required by Section 3808 of the Statutory Trust Statute. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders have been paid in full and that the Indenture Trustee is aware of no claims remaining against the Issuer in respect of the Indenture and the Notes, the Administrator, in the absence of actual knowledge of any other claim against the Issuer, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Statutory Trust Statute. The Certificate Paying Agent, upon surrender of the outstanding Certificates shall distribute the remaining Trust Estate (if any) in accordance with Article V hereof and, at the written direction and expense of the Administrator, the Owner Trustee shall cause the Certificate of Trust to be cancelled by executing and filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute, at which time the Issuer shall terminate and this Agreement (other than Article VIII) shall be of no further force or effect.

42	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 9.3. Limitations on Termination. Except as provided in Section 9.1, neither the Depositor nor the Certificateholders shall be entitled to revoke or terminate the Issuer.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

SECTION 10.1. Eligibility Requirements for the Owner Trustee. The Owner Trustee shall at all times be a Person (i) authorized to exercise corporate trust powers, (ii) having a combined capital and surplus of at least $50,000,000 and shall have a long term debt rating of investment grade or better by each Rating Agency or shall otherwise be acceptable to each Rating Agency and (iii) subject to supervision or examination by Federal or state authorities. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Owner Trustee shall at all times be a Person satisfying the provisions of Section 3807(a) of the Statutory Trust Statute. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

SECTION 10.2. Resignation or Removal of the Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Administrator, the Servicer, the Indenture Trustee and the Certificateholders. Upon receiving such notice of resignation, the Depositor and the Administrator, acting jointly, shall promptly appoint a successor Owner Trustee which satisfies the eligibility requirements set forth in Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Transaction Documents until such successor has in fact assumed such appointment.

43	Amended and Restated Trust Agreement (BLAST 2026-4)

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Depositor or the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Administrator may remove the Owner Trustee. If the Depositor or the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor and the Administrator, acting jointly, shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and shall pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 10.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees, expenses and indemnities (including any attorneys’ fees and other legal costs and expenses incurred in connection with any petition for appointment of a successor Owner Trustee) owed to the outgoing Owner Trustee. The Depositor shall provide (or shall cause to be provided) notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Depositor, the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section 10.3 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Depositor shall mail (or shall cause to be mailed) notice of the successor of such Owner Trustee to the Certificateholders, Indenture Trustee, the Noteholders and each of the Rating Agencies. If the Depositor shall fail to mail (or cause to be mailed) such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor. Any successor Owner Trustee appointed pursuant to this Section 10.3 shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

44	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 10.4. Merger or Consolidation of the Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided that such Person shall be eligible pursuant to Section 10.1; and provided further that the Owner Trustee shall file an amendment to the Certificate of Trust, if required by applicable law, and mail notice of such merger or consolidation to the Depositor and the Administrator.

SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of avoiding conflicts of interests or enforcement actions, meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located or other jurisdictional issues, or for such other purposes as may arise, the Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.5, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee may be conferred upon and exercised or performed by such separate trustee singly or by the Owner Trustee and such co-trustee jointly (it being understood that such co-trustee is not authorized to act separately without the Owner Trustee joining in such act, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee, but solely at the direction of the Administrator);

(ii)  no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)  the Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

45	Amended and Restated Trust Agreement (BLAST 2026-4)

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and copies thereof given to the Depositor and the Administrator.

If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The Owner Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located. The Owner Trustee shall not have any responsibility or liability for or with respect to, and shall not be required to supervise or monitor, any separate trustee or co-trustee duly appointed hereunder unless otherwise expressly required by the instrument of appointment.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Amendments.

(a)            Any term or provision of this Agreement may be amended by the Depositor and the Owner Trustee, at the written direction of the Administrator, without the consent of the Indenture Trustee, any Noteholder, any Certificateholder, the Issuer or any other Person subject to the satisfaction of one of the following conditions:

(i)  the Depositor delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)  the Rating Agency Condition is satisfied with respect to such amendment and the Depositor notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)            This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, at the written direction of the Administrator, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate principal amount of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary to obtain the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement. For purposes of this Section 11.1(b), if BAC and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether BAC and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of BAC or any Affiliate thereof to such effect.

46	Amended and Restated Trust Agreement (BLAST 2026-4)

(c)            Any term or provision of this Agreement may also be amended from time to time by the Depositor and the Owner Trustee, at the written direction of the Administrator, for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the 144A Notes or the Certificates without the consent of the Indenture Trustee, any Noteholder, any Certificateholder, the Issuer, the Grantor Trust, the Grantor Trust Trustee or any other Person; provided, however, that the Depositor shall provide written notification of such amendment to the Indenture Trustee and promptly after execution of any such amendment, the Depositor shall furnish a copy of such amendment to the Indenture Trustee.

(d)            Prior to the execution of any amendment pursuant to this Section 11.1, the Depositor shall provide written notification of the substance of such amendment to each Rating Agency and the Indenture Trustee; and promptly after the execution of any such amendment, the Depositor shall furnish a copy of such amendment to each Rating Agency and the Indenture Trustee; provided, that no amendment pursuant to this Section 11.1 shall be effective which adversely affects the rights, protections or duties of the Indenture Trustee, the Certificate Paying Agent or the Certificate Registrar without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(e)            Prior to the execution of any amendment, waiver or modification to this Agreement, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment, waiver or modification is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment, waiver or modification which affects the Owner Trustee’s own rights, duties or immunities under this Agreement, and no such amendment, waiver or modification which affects the Owner Trustee’s own rights, duties or immunities under this Agreement shall be binding on the Owner Trustee (as such or in its individual capacity) unless the Owner Trustee shall have expressly consented thereto in writing.

(f)            Notwithstanding subsections (a), (b) and (c) of this Section 11.1, this Agreement may only be amended by the Depositor and the Owner Trustee, at the written direction of the Administrator, if (i) the Majority Certificateholders, or, if 100% of the aggregate Percentage Interests is then beneficially owned by BAC and/or its Affiliates, such Person (or Persons), consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by BAC and/or its Affiliates for purposes of clause (i) of this subsection (f), any party shall be entitled to rely on an Officer’s Certificate or similar certification of BAC or any Affiliate thereof to such effect. For the avoidance of doubt, no consent of the Certificateholders or delivery of any such Officer’s Certificate or Opinion of Counsel contemplated in this subsection (f) shall be required in connection with an amendment to this Agreement pursuant to subsection (c) of this Section 11.1.

47	Amended and Restated Trust Agreement (BLAST 2026-4)

(g)            Notwithstanding anything herein to the contrary, for purposes of classifying the Issuer as other than a corporation and the Grantor Trust as a grantor trust under the Code, no amendment shall be made to this Agreement that would, in and of itself, cause the Issuer to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, or the Issuer (to the extent it is not wholly owned by a single taxpayer for United States federal income tax purposes) to be treated as engaged in the conduct of a trade or business within the United States, or the Grantor Trust (or any part thereof) to be classified as other than a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code without the consent of all of the Noteholders and all of the Certificateholders.

SECTION 11.2. No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate. A Certificateholder shall be entitled to receive distributions with respect to its undivided Percentage Interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of a Certificateholder to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 11.3. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Certificateholders and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.4. Notices.

(a)            All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by electronic transmission (if an applicable e-mail address is provided on Schedule I to the Sale and Servicing Agreement), and addressed in each case as specified on Schedule I to the Sale and Servicing Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

48	Amended and Restated Trust Agreement (BLAST 2026-4)

(b)            Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shall be designated by such party in a written notice to each other party.  Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not such Certificateholder or Noteholder, as applicable, receives such notice.

SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.6. Separate Counterparts and Electronic Signature. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Certificateholders shall bind the successors and assigns of the Certificateholders.

SECTION 11.8. No Petition.

(a)            To the fullest extent permitted by law each of the Owner Trustee (in its individual capacity), the Depositor, each Certificateholder, by accepting the Certificate, and the Indenture Trustee and each Noteholder or Note Owner by accepting the benefits of this Agreement, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join or institute, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Without limiting the foregoing, in no event shall the Owner Trustee authorize, institute or join in any bankruptcy or similar Proceeding described in the preceding sentence other than in accordance with Section 4.3; provided, however, that the foregoing shall not prevent the Owner Trustee from filing a proof of claim in any such Proceeding.

49	Amended and Restated Trust Agreement (BLAST 2026-4)

(b)            The Depositor’s obligations under this Agreement are obligations solely of the Depositor and will not constitute a claim against the Depositor to the extent that the Depositor does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and each Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of all other obligations and liabilities, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.8 and the terms of this Section 11.8 may be enforced by an action for specific performance. The provisions of this Section 11.8 will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

50	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 11.9. Information Request.

(a)            The Owner Trustee shall provide any information regarding the Issuer in its possession reasonably requested in writing by the Servicer, the Administrator, the Depositor or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

(b)            It shall be the Administrator’s duty and responsibility, and not the Owner Trustee’s duty or responsibility, to cause the Issuer to respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the trust, its assets or the conduct of its business; provided, that, the Owner Trustee hereby agrees to cooperate with the Administrator and to comply with any reasonable request made by the Administrator for the delivery of information or documents to the Administrator in the Owner Trustee’s actual possession relating to any such regulatory, administrative, governmental, investigative or other proceeding or inquiry.

SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.12. Waiver of Jury Trial; Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of Delaware, the courts of the United States for the District of Delaware and appellate courts from any thereof;

(b)            consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

51	Amended and Restated Trust Agreement (BLAST 2026-4)

(c)            agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Agreement;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)            to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 11.13. Form 10-D and Form 10-K Filings. So long as the Depositor is filing Exchange Act Reports with respect to the Issuer (i) on or before the fifth Business Day of each month, the Owner Trustee shall notify the Depositor of any Form 10-D Disclosure Item with respect to the Owner Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor and (ii) no later than March 15 of each calendar year, commencing March 15, 2027, the Owner Trustee shall notify the Depositor in writing of any affiliations or relationships between the Owner Trustee and any Item 1119 Party; provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

SECTION 11.14. Form 8-K Filings. So long as the Depositor is filing Exchange Act Reports with respect to the Issuer, the Owner Trustee shall promptly notify the Depositor, but in no event later than two (2) Business Days after its occurrence, of any Reportable Event described in clause (e) of the definition thereof with respect to the Owner Trustee of which a Responsible Officer of the Owner Trustee has actual knowledge (other than a Reportable Event described in clause (e) of the definition thereof as to which the Depositor or the Servicer has actual knowledge). The Owner Trustee shall be deemed to have actual knowledge of any such event solely to the extent that it relates to the Owner Trustee in its individual capacity or any action taken by the Owner Trustee (and not by someone else on its behalf) under this Agreement.

SECTION 11.15. Information to Be Provided by the Owner Trustee. The Owner Trustee shall provide the Depositor and BAC with (i) notification, as soon as practicable and in any event within five Business Days, of all demands communicated to a Responsible Officer of the Owner Trustee for the repurchase or replacement of any Receivable pursuant to Section 3.4 of the Purchase Agreement and (ii) promptly upon reasonable request by the Depositor or BAC, any other information reasonably requested by such Person to facilitate compliance by such Persons with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Owner Trustee be deemed to be a “securitizer” as defined in Section 15G(a) of the Exchange Act with respect to the transactions contemplated by the Transaction Documents, nor shall it have any responsibility for making any filing to be made by a securitizer under the Exchange Act or Regulation AB with respect to the transactions contemplated by the Transaction Documents.

52	Amended and Restated Trust Agreement (BLAST 2026-4)

SECTION 11.16. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and Computershare Trust Company, National Association, in its capacity as Certificate Paying Agent, Indenture Trustee and Certificate Registrar shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section 11.16, no other Person will have any right hereunder.

SECTION 11.17. Dual Capacity. The parties expressly acknowledge and consent to Wilmington Trust acting in the dual capacity of Owner Trustee and in the capacity of Grantor Trust Trustee. Wilmington Trust may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict of interest or breach of duty arises from the performance by Wilmington Trust of its express duties set forth in the Transaction Documents in any of such capacities, all of which defenses, claims or assertions as it relates to such conflict of interest or breach of duty, are hereby expressly waived by the other parties hereto, except in the case of gross negligence, willful misconduct or bad faith by Wilmington Trust.

SECTION 11.18. Foreign Certificateholder Voting Restrictions. To the extent (i) a Certificateholder or Owner is a United States person (within the meaning of Section 7701(a)(30) of the Code) and (ii) Certificateholders or Owners that are not United States persons (within the meaning of Section 7701(a)(30) of the Code) have 50% or more of the power to vote, direct, instruct or otherwise to make a substantial decision regarding the Issuer (as described in Treasury Regulation Section 301.7701-7(d), and such power, “Voting Power”), the Certificateholders or Owners that are not United States persons (within the meaning of Section 7701(a)(30) of the Code) shall, in the aggregate, be limited with respect to any such substantial decision to no more than 49% of that overall Voting Power with such 49% Voting Power apportioned among such Certificateholders or Owners in accordance with each one’s respective percentage ownership of the Certificates (based on the nominal amount), and the 51% remaining Voting Power apportioned among the Certificateholders or Owners that are U.S. Persons in accordance with each one’s respective percentage ownership of the Certificates (based on the nominal amount). For purposes of exercising Voting Power pursuant to this Section 11.18, the Certificateholder or Owner shall certify to the Administrator and the Owner Trustee as to whether it is a United States person (within the meaning of Section 7701(a)(30) of the Code).

[Remainder of Page Intentionally Left Blank]

53	Amended and Restated Trust Agreement (BLAST 2026-4)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee

By:
Name:
Title:

S-1	Amended and Restated Trust Agreement (BLAST 2026-4)

BRIDGECREST AUTO FUNDING LLC

By:
Name:	Daniel Gaudreau
Title:	President

S-2	Amended and Restated Trust Agreement (BLAST 2026-4)

Acknowledged and Agreed:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee, Certificate Registrar and Certificate Paying Agent

By:
Name:
Title:

S-3	Amended and Restated Trust Agreement (BLAST 2026-4)

Acknowledged and Agreed with respect to Sections 8.1 and 8.2:

BRIDGECREST ACCEPTANCE CORPORATION, as Servicer

By:
Name:	Daniel Gaudreau
Title:	Treasurer

S-4	Amended and Restated Trust Agreement (BLAST 2026-4)

EXHIBIT A

FORM OF CERTIFICATE

NUMBER

R-______

Principal Amount of this Certificate: $[__________]

Aggregate Amount of all Certificates: $100,000 (which shall be deemed to be the equivalent of 100,000 units)

Percentage Interest of this Certificate: [__]%

[CUSIP NO. ____________]

[ISIN ____________]

BRIDGECREST LENDING AUTO SECURITIZATION TRUST 2026-4

CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

(This Certificate does not represent an interest in or obligation of Bridgecrest Auto Funding LLC, Bridgecrest Acceptance Corporation or any of their respective Affiliates, except to the extent described below.)

THIS CERTIFICATE IS NOT NEGOTIABLE.

THIS CERTIFICATE OR ANY INTEREST HEREIN HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) (1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) WHO IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO THE DEPOSITOR OR ANY OF ITS AFFILIATES AND BY THE DEPOSITOR OR ANY OF ITS AFFILIATES AS PART OF THE INITIAL DISTRIBUTION OR ANY REDISTRIBUTION OF THE CERTIFICATES BY THE DEPOSITOR OR ANY OF ITS AFFILIATES AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE TRUST AGREEMENT. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE OWNER TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH CERTIFICATE OR PERCENTAGE INTEREST IN SUCH CERTIFICATE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE TRUST AGREEMENT, THE ISSUER AND THE OWNER TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS CERTIFICATE OR SUCH INTEREST IN SUCH CERTIFICATE VOID, AND THE ISSUER MAY REQUIRE THAT THIS CERTIFICATE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

A-1	Amended and Restated Trust Agreement (BLAST 2026-4)

BY ACQUIRING THIS CERTIFICATE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) IS DEEMED TO REPRESENT AND WARRANT THAT SUCH PURCHASER OR TRANSFEREE IS NOT ACQUIRING AND WILL NOT HOLD THIS CERTIFICATE (OR ANY INTEREST HEREIN) ON BEHALF OF OR WITH THE ASSETS OF A PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A PLAN THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

EACH PURCHASER OR TRANSFEREE WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE TRUST AGREEMENT. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE OWNER TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE OR BENEFICIAL INTEREST IN SUCH CERTIFICATE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE TRUST AGREEMENT, THE CERTIFICATE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE ISSUER AND THE OWNER TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS CERTIFICATE OR SUCH INTEREST IN SUCH CERTIFICATE VOID, AND THE ISSUER MAY REQUIRE THAT THIS CERTIFICATE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

A-2	Amended and Restated Trust Agreement (BLAST 2026-4)

TRANSFERS OF THIS CERTIFICATE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE TRUST AGREEMENT. EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE (OR ANY INTEREST HEREIN) WILL BE REQUIRED TO PROVIDE TO THE OWNER TRUSTEE, THE ADMINISTRATOR, THE INDENTURE TRUSTEE AND THE CERTIFICATE PAYING AGENT A CERTIFICATION OF NON-FOREIGN STATUS (E.G., IRS FORM W-9), SIGNED UNDER PENALTIES OF PERJURY, OR OTHER INFORMATION OR DOCUMENTATION REQUESTED BY THE OWNER TRUSTEE, THE ADMINISTRATOR, THE INDENTURE TRUSTEE OR THE CERTIFICATE PAYING AGENT TO DETERMINE THAT PAYMENTS ON THIS CERTIFICATE WILL NOT BE SUBJECT TO WITHHOLDING UNDER U.S. TAX LAW, TO ENABLE THE ISSUER TO QUALIFY FOR A REDUCED RATE OF WITHHOLDING IN ANY JURISDICTION FROM OR THROUGH WHICH THE ISSUER RECEIVES PAYMENTS ON ITS ASSETS, OR TO ENABLE THE OWNER TRUSTEE, THE ADMINISTRATOR, THE INDENTURE TRUSTEE AND THE CERTIFICATE PAYING AGENT TO SATISFY ANY REPORTING OR OTHER OBLIGATIONS UNDER ANY APPLICABLE TAX LAW (INCLUDING FATCA).

[THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $5,000 AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF. NO DISTRIBUTIONS OF MONEYS TO THE CERTIFICATEHOLDERS UNDER THE TRANSACTION DOCUMENTS SHALL BE DEEMED TO REDUCE THE NOMINAL PRINCIPAL AMOUNT OF ANY CERTIFICATE PRIOR TO PAYMENT IN FULL OF ALL OUTSTANDING NOTES; PROVIDED, THAT THE FINAL AGGREGATE $100,000 DISTRIBUTED TO THE CERTIFICATEHOLDERS UNDER THE TRANSACTION DOCUMENTS UPON FINAL DISTRIBUTION OF THE TRUST ESTATE AND TERMINATION OF THE ISSUER SHALL BE DEEMED TO REPAY THE AGGREGATE NOMINAL PRINCIPAL AMOUNT OF THE CERTIFICATES IN FULL; PROVIDED, FURTHER, THAT ANY FAILURE TO PAY IN FULL THE OUTSTANDING PRINCIPAL BALANCE OF A CERTIFICATE ON SUCH FINAL DISTRIBUTION DATE SHALL NOT RESULT IN A CLAIM AGAINST OR LIABILITY OF ANY PERSON FOR SUCH SHORTFALL.]

THIS CERTIFIES THAT _______________________________ is the registered owner of a ___% nonassessable, fully-paid, Percentage Interest in the Trust Estate of Bridgecrest Lending Auto Securitization Trust 2026-4, a Delaware statutory trust (the “Issuer”) formed by Bridgecrest Auto Funding LLC, a Delaware limited liability company, as depositor (the “Depositor ”).

The Issuer was created pursuant to a trust agreement dated as of December 2, 2025 (as amended and restated as of October 22, 2026, the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Sale and Servicing Agreement, dated as of October 22, 2026, between the Depositor, as seller, the Issuer, the Grantor Trust, Bridgecrest Acceptance Corporation, as Servicer, and Computershare Trust Company, National Association, as Standby Servicer and as Indenture Trustee, as the same may be amended or supplemented from time to time.

A-3	Amended and Restated Trust Agreement (BLAST 2026-4)

This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The provisions and conditions of the Trust Agreement are hereby incorporated by reference as though set forth in their entirety herein.

The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Indenture, the Sale and Servicing Agreement and the Trust Agreement, as applicable.

THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

By accepting this Certificate, the Certificateholder hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join or institute, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

By acquiring this Certificate (or any interest herein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) is deemed to represent and warrant that such purchaser or transferee is not acquiring and will not hold this Certificate (or any interest herein) on behalf of or with the assets of a Benefit Plan or a Plan that is subject to Similar Law.

It is the intention of the parties to the Trust Agreement that, solely for United States federal income or state and local income, franchise and value added tax purposes, (i) the Issuer will be a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code; and (ii) the Notes will be characterized as debt. By accepting this Certificate, the Certificateholder agrees to take no action inconsistent with the foregoing intended tax treatment.

A-4	Amended and Restated Trust Agreement (BLAST 2026-4)

By accepting this Certificate, the Certificateholder acknowledges that this Certificate represents a Percentage Interest in the Issuer only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Grantor Trust, the Grantor Trust Trustee, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Certificate, the Trust Agreement or any other Transaction Document.

This Certificate has been executed by Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust, National Association, in its individual capacity or as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or any other Person hereunder or other documents delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Certificate, in the performance of any duties or obligations of the Owner Trustee hereunder, the Owner Trustee shall be entitled to the benefits of the terms and provisions of the Trust Agreement.

A-5	Amended and Restated Trust Agreement (BLAST 2026-4)

IN WITNESS WHEREOF, the Issuer has caused this Certificate to be duly executed.

BRIDGECREST LENDING AUTO SECURITIZATION TRUST 2026-4

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

A-6	Amended and Restated Trust Agreement (BLAST 2026-4)

CERTIFICATE REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Trust Agreement.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar

By:
Name:
Title:

A-7	Amended and Restated Trust Agreement (BLAST 2026-4)

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[__________________]

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, (Asset Backed Certificate No. R-__ issued by Bridgecrest Lending Auto Securitization Trust 2026-4), and all rights thereunder, hereby irrevocably constituting and appointing

___________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises

Dated: ___________________, 20[__]

[ ]

By:
Name:
Title:

Guaranteed:

[*NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

A-8	Amended and Restated Trust Agreement (BLAST 2026-4)

SCHEDULE OF EXCHANGES IN BOOK-ENTRY CERTIFICATE

The initial Principal Amount of this Book-Entry Certificate is $[            ] and the initial Percentage Interest of this Book-Entry Certificate is [            ]%. The following exchanges of a part of this Book-Entry Certificate have been made:

Date of Exchange	Amount of decrease in this Book- Entry Certificate		Amount of increase in this Book- Entry Certificate		Amount of this Book-Entry Certificate following such decrease (or increase)
	Principal Amount	Percentage Interest	Principal Amount	Percentage Interest	Principal Amount	Percentage Interest	Signature of authorized officer of Certificate Registrar or securities custodian

A-9	Amended and Restated Trust Agreement (BLAST 2026-4)

EXHIBIT B

FORM OF REGISTRATION OF CERTIFICATE TRANSFER DIRECTION LETTER PURSUANT TO THE TRUST AGREEMENT

[___], 20[__]

Wilmington Trust, National Association,

as Owner Trustee

1100 North Market Street

Wilmington, Delaware 19890-0001

Computershare Trust Company, National Association,

as Certificate Registrar

1505 Energy Park Drive

St. Paul, Minnesota 55108

Reference is hereby made to the Amended and Restated Trust Agreement, dated as of October 22, 2026 (the “Trust Agreement”), between Bridgecrest Auto Funding LLC, as Depositor (the “Depositor ”), and Wilmington Trust, National Association, as Owner Trustee (the “Owner Trustee”), governing Bridgecrest Lending Auto Securitization Trust 2026-4 (the “Issuer”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Trust Agreement.

You are hereby notified that [name of Transferor] (the “Transferor”) has transferred its [__]% beneficial interest in the Issuer evidenced by Certificate No. ____. Enclosed, please find the following documentation as required by the Trust Agreement:

1.	Original Certificate No. R-[__] for cancellation;

2.	Written instrument of transfer executed by Transferor with signature medallion guaranteed;[1]

3.	Incumbency certificate of Transferor certified by an officer of the Transferor;

4.	[Form W-9/W-8] [applicable successor form] of Transferee; and

5.	Wire transfer information of Transferee.

You are hereby directed, as Owner Trustee and Certificate Registrar, as applicable, to take the following actions to register the certificate transfer in the order enumerated below:

(a)	cancel and dispose of, in accordance with the customary practices of the Certificate Registrar, the Certificate representing [___] Percentage Interest in the Issuer, bearing certificate number R-__, registered in the name of the Transferor;

1 Please use form of Assignment attached to the back of the Form of Certificate on Exhibit A of the Trust Agreement.

B-1	Amended and Restated Trust Agreement (BLAST 2026-4)

(b)	execute and authenticate one or more Certificates, as specified in Schedule A hereto, representing the relevant Percentage Interest in the Issuer specified in Schedule A hereto, bearing such appropriate certificate number as determined by the Certificate Registrar and to register said Certificate in the name of the Transferee specified in the corresponding column on Schedule A hereto; and

(c)	to deliver said authenticated Certificates to the addresses specified in the corresponding column on Schedule A hereto.

The wire instructions of each Certificateholder are set forth on Schedule A hereto.

The undersigned Transferee hereby certifies to the Owner Trustee, the Certificate Registrar and the Indenture Trustee that the transfer requested hereby does not violate any of the transfer restrictions stated in the Trust Agreement.

[Signature Page Follows]

B-2	Amended and Restated Trust Agreement (BLAST 2026-4)

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

B-3	Amended and Restated Trust Agreement (BLAST 2026-4)

SCHEDULE A

[To be updated]

Name of Transferee	Tax ID Number of Transferee	Nominal Principal Amount[2]	Percentage Interest[2]	Delivery Address	Wire Instructions

2 Aggregate Percentage Interest and Nominal Principal Amount of new Certificates must match the Percentage Interest and Principal Amount of the transferred Certificate being cancelled pursuant to (a) above.

Sch A-1	Amended and Restated Trust Agreement (BLAST 2026-4)

EXHIBIT C

FORM OF NO EFFECTIVELY CONNECTED INCOME CERTIFICATION

[___], 20[__]

[To the Transferee of the Certificates]

Re:      Bridgecrest Lending Auto Securitization Trust 2026-4 (the “Issuer”)

This certificate is provided pursuant to Section 5.3(d) of the Amended and Restated Trust Agreement, dated as of October 22, 2026 (the “Agreement”), by and between Bridgecrest Auto Funding LLC, as depositor, and Wilmington Trust, National Association, as owner trustee.

In connection with the transfer of Certificates by [____] (the “Transferor”) to [____] (the “Transferee”), the Depositor, on behalf of the Issuer, hereby certifies that if the Issuer had sold all of its assets at their fair market value on [____], the amount of gain that would have been effectively connected with the conduct of a trade or business within the United States (as calculated pursuant to the Treasury Regulations) would be less than 10 percent of the total gain. For purposes of this certification, effectively connected gain includes gain treated as effectively connected with a trade or business in the United States under Section 897 of the Internal Revenue Code of 1986, as amended.

As of the date of this certification, the Transferor’s share of the Issuer’s liabilities is $[____]. The Issuer, or the Depositor on its behalf, does not have actual knowledge of events occurring after its determination of the amount of the Transferor’s share of the Issuer’s liabilities that would cause the amount of the Transferor’s share of the Issuer’s liabilities at the time of the transfer to be significantly different than the amount stated in the previous sentence.

Under penalties of perjury, I, [____], the [____] of Bridgecrest Auto Funding LLC, as Depositor, declare that I have examined the information on this document, and to the best of my knowledge and belief, it is true, correct, and complete.

BRIDGECREST AUTO FUNDING LLC

By:
Name:
Title:

C-1	Amended and Restated Trust Agreement (BLAST 2026-4)